                                CREDIT AGREEMENT

                          dated as of December 10, 2002

                                      among

                       UNITED CAPITAL CORP., as Borrower,

                                       and

                     MANUFACTURERS & TRADERS TRUST COMPANY,
                                    as Agent

                                       and

                             THE BANKS PARTY HERETO

     Section 2.4 Borrowing Procedure for Revolving Credit Loans;

     Section 6.1 Incorporation, Good Standing and Due Qualifications;

     Section 9.11. Special Provision Regarding Perfection of

            CREDIT  AGREEMENT (the  "Agreement") dated as of December 10,  2002, among UNITED CAPITAL CORP., a corporation  organized under the laws of the State of Delaware (the  "Borrower")  and the BANKS which from time to time are parties to this Agreement  (individually,  a "Bank" and  collectively,  the "Banks") and
MANUFACTURERS & TRADERS TRUST COMPANY, a New York corporation,  as Agent for the
Banks.

            The  Borrower  desires  each of the  Banks to  extend  credit to the
Borrower  and the  Banks are  willing  to  extend  such  credit on the terms and conditions set forth herein.

            NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1.
                         DEFINITIONS; ACCOUNTING TERMS.

            SECTION 1.1  Definitions.  As used in this  Agreement  the following terms have the  following  meanings  (terms  defined in the  singular  to have a correlative meaning when used in the plural and vice versa):

            "Acquisition"  means any transaction  pursuant to which the Borrower or any of the Guarantors  (a) acquires,  or enters into an agreement to acquire, equity  securities  (or  warrants,  options  or other  rights  to  acquire  such securities)  of any  Person  which is not  then a  Subsidiary  of the  Borrower, pursuant to a solicitation  of tenders  therefor,  or in one or more  negotiated block,  market  or  other  transactions  not  involving  a  tender  offer,  or a combination of any of the foregoing in which the amount of equity securities (or warrants,  options or other  rights to acquire  such  securities)  exceeds  five percent (5%) of the equity  securities of such Person,  or (b) makes,  or enters into any agreement to make, any Person not then a Subsidiary of the Borrower, or causes any such Person to be merged into the Borrower or any of the  Guarantors, or vice  versa in any case  pursuant  to a  merger,  purchase  of  assets or any reorganization  providing  for the  delivery  or issuance to the holders of such
Person's then outstanding securities,  in exchange for such securities,  of cash or  securities  of the  Borrower  or any of  the  Guarantors,  or a  combination thereof,  or (c)  purchases,  or enters into an agreement  to  purchase,  all or substantially all of the business or assets of any Person.  For purposes hereof, the term  "Acquisition"  shall include any  transaction in which the Borrower or any of its Subsidiaries  makes a loan or otherwise  extends credit secured by an interest in real property. For purposes hereof, the term "Acquisition" shall not include  the  formation  by the  Borrower  or any  of  the  Guarantors  of a new
Subsidiary  that does not  involve  any of the  transactions  referred to in the immediately preceding sentence.

            "Additional  Costs"  shall  have the  meaning  given to such term in
Section 4.2 hereof.

            "Administrative Fee" means the agency fee payable by the Borrower to the Agent pursuant to Section 3.5 hereof.

            "Affiliate" means, with respect to any Person, any other Person: (a)
which directly or indirectly  controls,  or is controlled by, or is under common control with, such Person; (b) which directly or indirectly beneficially owns or holds 25% or more of any class of voting stock of such  Person;  (c) 25% or more of the voting stock or other voting interests of which is directly or indirectly beneficially  owned or held by such Person;  (d) which is a partnership in which such  Person is the sole or  managing  general  partner;  (e) which is a limited liability  company  in which such  Person is a member  and in which such  Person owns,  directly  or  indirectly,  25% of the  equity  of such  Person.  The term
"control" means the possession,  directly or indirectly,  of the power to direct or cause the  direction  of the  management  and  policies of a Person,  whether through the ownership of voting securities, by contract, or otherwise.

            "Agent"  shall mean  Manufacturers  & Traders  Trust  Company in its capacity  as  administrative  agent for the Banks  under this  Agreement  or its successor Agent permitted pursuant to Section 11.12 hereof.

            "Aggregate  Outstandings" means, at a particular time, the aggregate outstanding principal amount of Revolving Credit Loans at such time.

            "Agreement"  means this Agreement,  as amended or supplemented  from time to time  pursuant to the terms hereof.  References  to Articles,  Sections,
Exhibits,  Schedules  and the like refer to the  Articles,  Sections,  Exhibits,
Schedules and the like of this Agreement unless otherwise indicated.

            "Amortization"  means  amortization  as  determined or calculated in accordance with GAAP.

            "Applicable  Margin"  means two  percent  (2.00%)  per  annum,  with respect to LIBOR Loans,  provided  that, in the event that all or any portion of any LIBOR Loan is Cash Collateralized, the Applicable Margin for that portion of such LIBOR Loan which is Cash  Collateralized  shall be one percent  (1.00%) per annum and the Applicable  Margin for the balance of such LIBOR Loan which is not
Cash Collateralized shall be two percent (2.00%) per annum.

            "Assignment"  means each  Assignment  of Leases and Rents  dated the date hereof and  executed by the  Borrower or a Guarantor  in favor of the Banks hereunder.

            "Banking  Day"  means  any day on  which  commercial  banks  are not authorized  or required to close in New York City,  provided  that whenever such day relates to a LIBOR Loan or notice with respect to any LIBOR Loan,  such term shall mean any such day on which  dealings in Dollar  deposits  are also carried out in the London interbank market.

            "Base Rate" means the rate of interest determined by the Agent to be the higher of (i) Federal  Funds Rate plus 1/2 of 1% per annum or (ii) the Prime
Rate.

            "Base Rate Loan"  means any  Revolving  Credit  Loan when and to the extent that the interest  rate for such loan is  determined  on the basis of the
Base Rate.

            "Borrowing  Base" means, at any time, the sum of (i) the Real Estate
Borrowing Base plus (ii) the Non-Real Estate  Borrowing Base plus (iii) the Cash
Borrowing Base.

            "Borrowing  Base  Certificate  " means a  certificate  signed by the
Chief Executive Officer or the Chief Financial Officer of the Borrower in the

form of Exhibit B annexed hereto with such changes as the Banks may require from time to time.

            "Cash  Borrowing Base" means, at any time, the sum of the following:
(a) 100% of cash and cash equivalents  less $5,000,000,  and (b) 50% of Eligible
Marketable Securities.

            "Cash Collateralized" means, with respect to any LIBOR Loan which is calculated  based upon the Cash Borrowing  Base,  that portion of such Revolving
Credit Loan which is equal to the cash and cash  equivalents used in determining the Cash Borrowing Base (less the $5,000,000  reserve provided in the definition of "Cash Borrowing Base") and is secured by cash or cash equivalents held in the collateral account with the Agent (in accordance with the Collateral Agreement).

            "Capital  Expenditures"  means the sum of (a)  expenditures  for any fixed assets or improvements, replacements,  substitutions, or additions thereto which would be treated as capital  expenditures  in accordance with GAAP and (b)
the portion of all payments with respect to Capital Leases which are required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

            "Capitalization  Value"  means,  at the  time  of  calculation,  (i)
annualized and normalized actual year to date Consolidated EBITDA capitalized at
10%  plus  (ii)  cash,  cash  equivalents,   and  marketable  securities,  on  a
consolidated basis plus (iii) aggregate acquisition costs for real properties of the Borrower and the Guarantors,  subject to the provisions of the last sentence hereof.  For purposes  hereof,  "acquisition  costs" for any real property shall mean the contractual  purchase price for such property and such closing costs as are  customarily  paid by purchasers in real estate  transactions.  For purposes hereof, clause (iii) shall include acquisition costs for any property only until such  property  has been owned by the  Borrower  or any  Guarantor  for one full fiscal quarter.

            "Capital  Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

            "Change in Control"  means any event or condition  which  results in any Person or "group" other than a Person or group that is actively  involved in the day to day management of the Borrower and the Guarantors on the date of this
Agreement:  (i)  having  acquired  beneficial  ownership  of 35% or  more of any outstanding  class of capital  stock of the  Borrower  or any  Guarantor  having ordinary  voting  power in the  election of  directors  of the  Borrower or such
Guarantor or (ii)  obtaining  the power  (whether or not  exercised)  to elect a majority of the directors of the Borrower or any Guarantor;  provided,  however, that any  transfer  from any Person that is actively  involved in the day to day management of the Borrower and the  Guarantors on the date of this  Agreement to any Person in his or her  immediate  family or trusts for the  benefit of his or her  immediate  family and of which such  Person is a trustee  with the right to vote all  securities  held by such  trust,  shall not  constitute  a "Change  in
Control" if (i) there is no change in the  management  of the  Borrower  and the
Guarantors  after such transfer and (ii) the Banks continue to be satisfied,  in their sole  discretion,  with the  management  of the  Borrower,  and,  in their reasonable  discretion,  with  the  management  of each  Guarantor,  after  such transfer.

            "Closing  Date" means the date this  Agreement  has been executed by the Borrower and each of the Banks.

            "Closing Fee" means the  syndication  fee payable by the Borrower to the Agent for the benefit of the Banks pursuant to Section 3.6 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral  Agreement"  means the  collateral  security  agreement, substantially  in the  form of  Exhibit  G, to be  dated  the  date  hereof  and delivered by the Borrower to the Agent.

            "Commitment"  means,  with respect to each Bank,  the  obligation of such Bank to extend Revolving Credit Loans to the Borrower pursuant to Article 2 hereof,  in an aggregate amount not to exceed the amount set forth opposite such
Bank's name on the  signature  pages hereof under the caption  "Commitment",  as such amounts may be adjusted in accordance with the terms of this Agreement.

            "Commitment Fee" means the commitment fee payable by the Borrower to each of the Bank pursuant to Section 3.4 hereof.

            "Commitment Proportion" means, with respect to each Bank at the time of  determination,  the ratio,  expressed  as a  percentage,  which such  Bank's
Commitment  bears to the Total  Commitment or if the Commitments have expired or have been terminated, the ratio, expressed as a percentage,  which the aggregate principal amount of the Revolving Credit Loans outstanding of such Bank bears to the Aggregate Outstandings at such time.

            "Consolidated  Debt Service" means, for any fiscal period,  interest expense  (accrued,  paid or capitalized) plus scheduled  principal  amortization
(excluding  balloon  payments due at maturity)  on all (a)  Indebtedness  of the
Borrower and the Guarantors, on a consolidated basis, and (b) the Borrower's and the  Guarantor's  pro  rata  share of  Indebtedness  from  unconsolidated  joint ventures other than non-recourse Indebtedness.

            "Consolidated EBITDA" means, for any fiscal period, Consolidated Net
Income of the  Borrower and the  Guarantors,  before  provision  for federal and state  income  taxes,  minus  all  extraordinary  gains;  plus (i)  Consolidated
Interest  Expense;  plus (ii)  Depreciation  and  Amortization  plus  (iii) cash distributions  (after debt service) from  unconsolidated  joint  ventures to the
Borrower and the Guarantors,  all on a consolidated basis, and all as determined in accordance with GAAP.

            "Consolidated  Interest Expense" means, for a particular period, the consolidated interest expense (accrued, paid or capitalized) of the Borrower and the  Guarantor as  reflected  in the  Borrower's  and  Guarantors'  consolidated financial  statements for such period and calculated in accordance with GAAP and shall in any event include,  without  limitation,  (i) the  amortization of debt discounts,  (ii) the  amortization  of all fees payable in  connection  with the incidence of Indebtedness, and (iii) the portion of any Capital Lease obligation allocable to interest  expense plus the Borrower's and the  Guarantors' pro rata share of interest expense on Indebtedness  from  unconsolidated  joint ventures, other than non-recourse Indebtedness on properties owned by such ventures.

            "Consolidated  Net  Income"  means,  for a  particular  period,  the consolidated  net income of the  Borrower  and the  Guarantors  for such  period determined in accordance with GAAP.

            "Default"  means any event  which with the giving of notice or lapse of time, or both, would become an Event of Default.

            "Default  Rate" means a rate per annum equal to 2% above the rate of interest that would then be applicable to Base Rate Loans under this Agreement.

            "Depreciation"  means  depreciation  as  determined or calculated in accordance with GAAP.

            "Dividends" means, for any period,  dividends paid by the applicable
Person.

            "Dollars" and the sign "$" mean lawful money of the United States of
America.

            "Eligible  Inventory"  means,  on a combined basis for the Operating
Companies,  the gross amount of the  inventory  less the  following  items:  any packaging materials and supplies,  supplies (other than supplies held for sale), damaged or unsalable  goods,  damaged or unsalable goods returned or rejected by such entities' customers; obsolete goods; goods to be returned to such entities'
suppliers;  goods in transit to third parties;  and consigned  inventory.  In no event  shall the  aggregate  value of  inventory  located  outside of the United
States and included as "Eligible Inventory" exceed $3,000,000 at any time.

            "Eligible  Loans"  means real estate  loans made by the Borrower and the Guarantors to unaffiliated Persons which are secured by first priority Liens on the property financed by such real estate loans.

            "Eligible   Marketable   Securities"  means  marketable   securities
publicly traded on a nationally recognized securities exchange.

            "Eligible  Properties"  means,  at any time,  (a)  those  properties
(other than hotel properties as to which clause (b) shall apply) of the Borrower and of the Guarantors which are leased to non-affiliated third parties and which are (i)  unencumbered  and  capitalized  at  10.0% or (ii)  encumbered  by Liens securing debt of less than 30% of the annualized and normalized year-to-date Net
Operating  Income  for such  property  capitalized  at 12.0%,  (b)  those  hotel properties of the Borrower and the Guarantors which are  unencumbered.  The term
"Eligible  Properties"  shall  exclude  (i)  unencumbered  properties  for which annualized and normalized  actual year to date Net Operating Income  capitalized at 10.0% is less  than or equal to $0,  (ii)  encumbered  properties  for  which annualized and normalized  actual year to date Net Operating Income  capitalized at 12.0% is less than or equal to $0 or (iii)  unencumbered hotel properties for which  annualized and normalized  actual year to date Net Operating Income minus the FF&E Reserve  capitalized at 10.5% is less than or equal to $0. In addition,

"Eligible Properties" must be (i) wholly-owned by the Borrower or a Guarantor in fee, (ii) must be free of environmental or structural  defects,  other than such environmental  or  structural  defects  where the  required  remediation  and/or repairs are estimated to cost not more than $100,000, (iii) must be at least 70%
leased;  (iv) must not have rents  more than 90 days past due,  and (v) must not have lessees subject to bankruptcy  proceedings.  The Agent shall have the right to conduct,  at the  Borrower's  expense  (subject to the aggregate  limitations specified in Section  7.7(b)),  a site  inspection  of any property  before such property is included as an "Eligible Property" hereunder. As of the date hereof,
"Eligible  Properties"  shall mean those  properties  listed on Schedule  1.1(a)
hereto. In no event will mortgage loans or any similar  transactions between the
Borrower or any Guarantor and any third party constitute an "Eligible Property".

            "Eligible Property EBITDA" means, for any fiscal period, net income, on a combined basis, for the Eligible Properties before provision for federal or state income taxes minus all extraordinary  gains, plus interest expense for the
Eligible  Properties,  plus  Depreciation and  Amortization  attributable to the
Eligible Properties, all on a combined basis and all as determined in accordance with GAAP. For purposes hereof,  Eligible Properties with EBITDA of less than $0 will be assigned a value of $0.

            "Eligible Receivables" means, on a combined basis, the amount of the accounts  receivable  of the  Operating  Companies  arising  out of sales in the ordinary  course of  business of the  Operating  Companies  net of any  credits, rebates or off-sets owed by the Operating  Companies to the  respective  account debtor and net of any  commissions  payable by the Operating  Companies to third parties,  which  accounts  receivable  are not in  dispute or subject to credit, allowance,  defense,  off-set,  counterclaim or adjustment and for which records are  maintained at a location of the Operating  Companies in the United  States;
provided,  however,  that the  following  items  shall  not be  deemed  Eligible
Receivables:  credit  balances over 90 days' from invoice date;  contra accounts receivable;  receivables  owing from account debtors  determined by the Agent in its sole discretion to be  unacceptable  for credit  reasons;  receivables  from
Affiliates;  accounts  receivable  with  respect to which the account  debtor is subject to any bankruptcy or insolvency  proceeding;  accounts  receivable where the account debtor's obligation to pay is conditional or subject to a repurchase obligation  or right of return;  and all current  receivables  due from  account debtors  of which  more  than 50% of the  total  accounts  receivable  from such debtors is more than 90 days from invoice date.

            "Environmental Indemnity Agreement" means that certain environmental indemnity agreement substantially in the form of Exhibit C annexed hereto, dated the date hereof,  and executed by the  Borrower  and each of the  Guarantors  in favor  of  the  Banks  and  their  respective  directors,  officers,  employees, affiliates, agents or other representatives.

            "Environmental  Laws" means any and all  federal,  state,  local and foreign statutes,  laws,  regulations,  ordinances,  rules,  judgments,  orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other
governmental   restrictions   relating  to  the  environment  or  to  emissions,
discharges,  releases  or  threatened  releases  of  pollutants,   contaminants,
chemicals,  or  industrial,  toxic or  hazardous  substances  or wastes into the environment,  including, without limitation,  ambient air, surface water, ground
water,  or  land,  or  otherwise   relating  to  the  manufacture,   processing,

istribution,  use,  treatment,  storage,  disposal,  transport  or  handling of
pollutants,   contaminants,   chemicals,  or  industrial,  toxic  substances  or
Hazardous Substances or wastes.

            "Equity  Value"  means  Capitalization  Value  less  Total  Adjusted
Outstanding Funded Indebtedness.

            "ERISA" means the Employee  Retirement  Income Security Act of 1974, as amended from time to time,  including any rules and  regulations  promulgated thereunder.

            "ERISA  Affiliate"  means any corporation or trade or business which is a member of the same controlled group of corporations  (within the meaning of
Section 414(b) of the Code) as the Borrower or is under common  control  (within the meaning of Section 414(c) of the Code) with the Borrower.

            "Event of Default" shall have the meaning given such term in Section
10.01 hereof.

            "Eurocurrency  Reserve  Requirements"  means,  with  respect to each
Interest Period for each LIBOR Loan, the aggregate (without  duplication) of the maximum rates  (expressed as a percentage and rounded upward,  if necessary,  to the nearest 1/100 of 1%) of reserve requirements current on the date two Banking
Days  prior  to the  beginning  of  such  Interest  Period  (including,  without
limitation,   basic,   supplemental,   marginal  and  emergency  reserves  under
Regulation D or any other  regulations  of the Board of Governors of the Federal
Reserve System or other governmental  authority having jurisdiction with respect thereto),  as now and/or from time to time  hereafter  in effect,  dealing  with reserve requirements  prescribed for eurocurrency funding maintained by a member bank of such system.

            "Existing Bank Debt" means  Indebtedness of the Borrower existing on the date  hereof and arising  pursuant  to the terms of that  Credit  Agreement, dated as of  December  13,  1999,  among  the  Borrower,  Fleet  National  Bank,
Manufacturers  & Traders  Trust Company and Bank Leumi USA, as such document may have been amended, supplemented or modified through the date hereof.

            "Facility  Documents"  means this  Agreement,  the Revolving  Credit
Notes, the Guarantees,  the Assignments,  the Security Agreement, the Collateral
Agreement  and all other  agreements,  documents  and  instruments  executed  in connection  herewith or therewith  including,  but not limited to, all documents and instruments executed by the Borrower or any Guarantor, at any time, in favor of any Bank in connection  with this  Agreement  and the Revolving  Credit Loans made hereunder.

            "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight  Federal funds  transactions with members of the Federal  Reserve  System  arranged by Federal funds  brokers,  as published  for such day (or,  if such  day is not a  Banking  Day,  for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so announced or published for any day which is a Banking Day, the average of quotations for the day of such transactions  received by the Agent from three federal funds brokers of recognized standing selected by it.

            "FF&E  Reserve"  means,  with  respect  to any hotel  property,  the greater  of  (i)  actual  expenditures  for  replacement  of  capital  items  of furniture,  fixtures and equipment  and (ii) 4% of gross  revenues of such hotel from all sources on an annualized basis.

            "Forfeiture  Proceeding"  means the  commencement  of any  action or proceeding  affecting  the Borrower or any of the  Guarantors  before any court, governmental department,  commission,  board, bureau, agency or instrumentality, domestic or foreign,  which would result in the seizure or  forfeiture of any of their  property and thus cause a material  adverse  effect upon the  operations, business,  properties  or financial  condition of the Borrower or any  Operating
Company or of the Borrower and the Guarantors, taken as a whole.

            "GAAP" means generally accepted accounting  principles in the United
States of America,  as in effect from time to time,  consistently  applied  with respect  to the  financial  statements  of the  Borrower,  the  Guarantors,  and
Affiliates of any Guarantor which are the subject of Section 6.5 hereof.

            "Guarantees"  means the  guarantees  to be  delivered on the Closing
Date to the Banks by each of the Guarantors,  and the guarantees to be delivered to the Banks from time to time  hereafter  by  Persons  that  become  Guarantors subsequent to the Closing Date, all in the form(s) attached hereto as Exhibit D.

            "Guarantors"  means each of the  parties  listed on Schedule 5. 1(a)
hereto and all Post-Closing Guarantors.

            "Hazardous Substance" or "Hazardous  Substances" means any material, including,  without  limitation,  raw, processed or waste by-product  materials, which in itself or as found or used, is toxic,  noxious or harmful to the health or safety of human or animal  life or  vegetation,  regardless  of whether  such material  is found on or below the  surface  of the  ground,  in any  surface or underground  water,  or  airborne  in  ambient  air or in the air  inside of any structure  built or located  upon or below the surface of the ground,  or in any machinery,  equipment  or  inventory  located  or  used in any  such  structure, including,  but in no event  limited  to,  all  hazardous  materials,  hazardous wastes,  toxic substances,  infectious wastes,  pollutants and contaminants from time to  time  defined  or  classified  as such  under  any  Environmental  Law, regardless of the quantity  found,  used,  manufactured  or removed from a given location.

            "Indebtedness"  means,  without  duplication,  with  respect  to any
Person, (a) all obligations of such Person for borrowed money or with respect to deposits or advances made to it of any kind, (b) all  obligations of such Person evidenced by bonds,  debentures,  notes or other  similar  instruments,  (c) all obligations  of such  Person for the  deferred  purchase  price of  property  or services,  (d) all  obligations of such Person under  conditional  sale or other title retention  agreements  relating to property  purchased by such Person, (e)
all payment obligations of such Person with respect to interest rate or currency protection  agreements,  (f) all  obligations of such Person as an account party under any  letter  of credit or in  respect  of  bankers'  acceptances,  (g) all obligations  of any third  party  secured by  property  or assets of such Person
(regardless  of  whether  or not such  Person is liable  for  repayment  of such obligations),  (h) all guarantees of such Person and (i) the redemption price of all redeemable  preferred stock (or similar securities) of such Person, but only to the  extent  that such  stock is  redeemable  at the  option of the holder or requires  sinking fund or similar  payments at any time prior to the Termination
Date.

            "Interest Period" means the period commencing on the date of making, renewal or  conversion  of a Revolving  Credit Loan to a LIBOR Loan and expiring one, two,  three or six months (as available)  thereafter,  as designated by the
Borrower  in the notice  given to the Agent under  Section 2.4 hereof;  provided that:

            (a) the initial Interest Period for any LIBOR Loan shall commence on the date of the making of such Revolving  Credit Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring  thereafter in respect of such Revolving Credit Loan shall commence on the date on which the next preceding Interest Period expires;

            (b) if any Interest Period would otherwise  expire on a day which is not a Banking Day,  such  Interest  Period  shall expire on the next  succeeding
Banking Day,  provided,  however,  that if any Interest  Period would  otherwise expire  on a day  which is not a Banking  Day but is a day of a  calendar  month after which no further Banking Day occurs (in such month),  such Interest Period shall expire on the next preceding Banking Day;

            (c) no Revolving Credit Loan shall be continued as or converted to a
LIBOR Loan if at the time of any such continuation or conversion a Default or an
Event of Default exists; and

            (d) no  Interest  Period for a Revolving  Credit  Loan shall  extend beyond the Termination Date.

            "Lending  Office"  means,  for each Bank, the lending office of such
Bank (or of an affiliate of such Bank)  designated as such on its signature page hereof or such other  office of such Bank (or of an  affiliate  of such Bank) as such Bank may from time to time  specify to the  Borrower as the office by which its Revolving Credit Loans are to be made and maintained.

            "LIBOR"  means,  for any LIBOR  Loan,  the rate per  annum  (rounded upward,  if necessary,  to the nearest 1/32 of one percent) as determined on the basis of the offered  rates for deposits in U.S.  dollars,  for a period of time equal to the requested  Interest  Period which appears on the Telerate page 3750 as of 11:00 a.m.  London time on the day that is two Banking Days  preceding the first day of such LIBOR Loan;  provided,  however,  if the rate described  above does not appear on the Telerate System on any applicable interest  determination date, the LIBOR rate shall be the rate (rounded  upwards as described  above, if necessary)  for  deposits  in dollars  for a period  substantially  equal to the
Interest  Period on the  Reuters  Page `LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying  such rates),  as of
11:00 a.m.  (London Time),  on the day that is two (2) Banking Days prior to the beginning of such Interest Period.  If both the Telerate and Reuters systems are unavailable,  then the rate for that date will be determined on the basis of the offered  rates for deposits in U.S.  dollars for a period equal to the requested

Interest  Period  which are offered by four major banks in the London  interbank market at  approximately  11:00 a.m. London time, on the day that is two Banking
Days  preceding  the first day of such LIBOR Loan as selected by the Agent.  The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S.  dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested,  the rate for that date will be determined on the basis of the rates quoted for loans in U.S.  dollars  to  leading  European  banks for a period of time equal to the
requested   Interest  Period  offered  by  major  banks  in  New  York  City  at approximately 11:00 a.m. New York City time, on the day that is two Banking Days preceding the first day of such LIBOR Advance. In the event that Agent is unable to obtain any such  quotation  as provided  above,  it will be deemed that LIBOR cannot be determined .

            "LIBOR Loan" means any Revolving  Credit Loan when and to the extent the interest rate therefor is determined on the basis of Reserve  Adjusted LIBOR
Rate.

            "Lien" means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement,  encumbrance, or preference,  priority or other security agreement or preferential  arrangement of any kind or nature whatsoever
(including,  without  limitation,  any conditional sale or other title retention agreement,  any financing lease having substantially the same economic effect as any of the  foregoing,  and the  filing  of any  financing  statement  under the
Uniform Commercial Code or comparable law of any jurisdiction).

            "Multiemployer  Plan"  means  a Plan  defined  as  such  in  Section
400(a)(3) of ERISA to which  contributions have been made by the Borrower or any
ERISA Affiliate and which is covered by Title IV of ERISA.

            "Net  Operating  Income"  means,  with respect to any parcel of real property,  the rents  received by the  Borrower or any  Guarantor  with  respect thereto  less any expenses of such  Borrower or  Guarantor  with respect to such property which are ordinary expenses and are not capitalized expenses, excluding
Depreciation, Amortization, income taxes and debt service.

            "Non-Real  Estate Borrowing Base" means, at any time, the sum of the following: (a) 75% of Eligible Receivables and 50% of Eligible Inventory and (b)
the lesser of (i) 50% of Eligible Loans or (ii) $15,000,000.

            "Obligations"  means all of the  obligations  of the Borrower or any
Guarantor  to the Banks under or in relation to this  Agreement,  the  Revolving
Credit  Notes,  any  Revolving  Credit  Loans,  or  any of  the  other  Facility
Documents, as such agreements, documents and instruments are originally executed or as modified,  amended, restated,  supplemented or extended from time to time, and all obligations of the Borrower or any Guarantor to the Banks arising out of any  extension,  refinancing  or refunding of any of the foregoing  obligations, whether such  obligations  are now  existing or  hereafter  acquired or arising, direct or indirect, joint or several,  absolute or contingent,  due or to become due,  matured or  unmatured,  liquidated or  unliquidated,  arising by contract, operation of law or otherwise.

                                       10

            "Operating  Companies" means the Borrower's  subsidiaries,(i)  Metex
Mfg.  Corp.,  a New York  corporation,  (ii) AFP  Transformers  LLC,  a Delaware limited  liability  company and (iii) any Subsidiary of the Borrower which is or may  hereafter be engaged in any business  other than holding Real Estate Assets and which has assets having a value in excess of $100,000.  Notwithstanding  the foregoing,  the term  "Operating  Companies"  shall not  include  the  following entities  provided  that  they  continue  to engage  in  substantially  the same business as they are engaged in on the date hereof:  Metex Enviroco  Corp.,  and
Metex Europe S.A.R.L.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Permitted Investments" means any of the following investments:  (i)
obligations  issued or guaranteed by states or municipalities  within the United
States of America; (ii) obligations issued or guaranteed by the United States of
America or any agency or subdivision  thereof;  (iii)  certificates  of deposit, time deposits, Eurodollar certificates of deposit, bankers acceptances and other
"money market  instruments" issued by (a) any Bank, or (b) any other bank, trust company or financial  institution  organized under the laws of the United States of America or any state thereof (or, in the case of Eurodollar  certificates  of deposit,  a branch of any such bank,  trust  company or  financial  institution)
having capital and surplus in an aggregate amount not less than  $1,000,000,000;
(iv) commercial paper rated at least Prime-1 by Moody's Investors Service,  Inc.
or A-1 by Standard & Poors  Corporation;  (v) securities  issued by money market funds with assets of  $2,500,000,000  or more; (vi) investments  existing on the
Closing  Date and  described on Schedule  1.1(b)  hereto;  and (vii)  repurchase agreements  with a term of not more than seven days  entered into with any bank, trust company or financial  institution  organized  under the laws of the United
States  of  America  or any state  thereof  having  capital  and  surplus  in an aggregate  amount  not  less  than  $1,000,000,000  and  relating  to any of the obligations referred to in clauses (i), (ii), (iii) above; in each case maturing or being due or  payable  in full not more than one year  after the  acquisition thereof such entity.

            "Permitted  Liens" means those  certain Liens defined in Section 8.2 hereof.

            "Person" means an  individual,  partnership,  corporation,  business trust, joint stock company, trust,  unincorporated  association,  joint venture, governmental authority or other entity of whatever nature.

            "Plan"  means any  employee  benefit  or other plan  established  or maintained,  or to which  contributions  have been made,  by the Borrower or any
ERISA  Affiliate  and which is covered by Title IV of ERISA or to which  Section
412 of the Code  applies  provided  that  such  term  shall  not  include  plans terminated  prior to the date  hereof  except to the extent of  Unfunded  Vested
Liabilities.

            "Post-Closing Guarantor" means each Subsidiary of the Borrower or of any Guarantor which either is an inactive  Subsidiary as of the Closing Date and subsequently  becomes a Guarantor or is created after the date of this Agreement and which shall,  simultaneously with its creation, become a Guarantor hereunder in accordance with Section 7.13 hereof.

                                       11

            "Prime  Rate"  means the  variable  per annum  rate of  interest  so designated from time to time by the Agent as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest interest rate being charged by the Agent to any of its customers.

            "Principal  Office" means,  with respect to the Agent and each Bank, its principal office as announced by such entity from time to time.

            "Real  Estate  Assets"  means,  with  respect  to any  entity,  such entity's real  properties for which the fee interests or, with the prior consent of the Banks, ground lease interests,  are wholly-owned plus all loans and other forms of indebtedness owing to such entity which are secured by first liens upon real property.

            "Real Estate Borrowing Base" means, at the time of calculation,  the sum of (i) 60% of the aggregate  annualized and normalized  actual  year-to-date
Net Operating Incomes of the unencumbered  Eligible Properties (other than hotel properties)  capitalized  at 10.0%,  (ii) 60% of the  aggregate  annualized  and normalized  actual  year to date Net  Operating  Incomes  less FF&E  Reserves of unencumbered  Eligible Properties  constituting hotel properties  capitalized at
10.5%; (iii) 50% of the aggregate  annualized and normalized actual year-to-date
Net Operating  Incomes of the  encumbered  Eligible  Properties  capitalized  at
12.0%,  up to a maximum amount of  $20,000,000;  provided,  however,  that in no event shall the  aggregate  amounts  included  in clause  (ii) above  exceed the lesser of (a) 10% of the Borrowing Base or (b) $10,000,000, at any time.

            "Regulation  D" means  Regulation D of the Board of Governors of the
Federal Reserve System as the same may be amended or  supplemented  from time to time.

            "Regulatory  Change"  means,  with  respect to any Bank,  any change after the Closing Date in United  States  federal,  state,  municipal or foreign laws or  regulations  (including  Regulation  D) or the adoption or making after such date of any interpretations,  directives or requests applying to a class of banks including such Bank under any United States,  federal, state, municipal or foreign  laws or  regulations  (whether  or not  having the force of law) by any court or governmental or monetary  authority charged with the  interpretation or administration thereof.

            "Reportable  Event"  means any of the  events  set forth in  Section
4043(c) of ERISA as to which  events the PBGC by  regulation  has not waived the requirement  of Section  4.43(a) of ERISA that it be notified  within 30 days of the occurrence of such event.

            "Required  Banks" shall mean Banks owed at least  66-2/3% of the sum of the Aggregate Outstandings, or, if no Revolving Credit Loans are outstanding,
Banks  having at least  66-2/3%  of the Total  Revolving  Credit  Commitment.  .
"Reserve  Adjusted  LIBOR Rate" means,  with respect to the Interest  Period for each  LIBOR  Loan,  the rate per annum  (rounded  upwards to the  nearest  whole multiple of 1/100th of one percent) equal to the following:

                                      LIBOR
                    1.00 - Eurocurrency Reserve Requirements.

                                       12

            "Revolving  Credit  Loan" means any  extension of credit made by the
Banks pursuant to Section 2.1 hereof.

            "Revolving  Credit Loan Debt  Service"  means,  for any period,  the interest paid or accrued  hereunder for such period plus any required  principal reductions.

            "Revolving Credit Notes" means,  collectively,  the promissory notes of the Borrower in the form of Exhibit A hereto  evidencing the Revolving Credit
Loans made by the Banks hereunder.

            "Revolving  Credit  Termination  Date" means the earlier to occur of
(a) the date on which the Commitments shall terminate hereunder and (b) December
31, 2005.

            "Security Agreement" means the security agreement,  substantially in the form of Exhibit E, to be dated the date hereof and  delivered by each of the
Operating Companies to the Agent, on behalf of the Banks.

            "Solvent" means when used with respect to any Person on a particular date,  that on such date: (a) the fair saleable value of its assets is in excess of the total  amount of its  liabilities,  including,  without  limitation,  the
reasonably   expected  amount  of  such  Persons  obligations  with  respect  to contingent  liabilities,  (b) the present fair  saleable  value of the assets of such  Person  is not less  than the  amount  that  will be  required  to pay the probable  liability of such Person on its  Indebtedness  as they become absolute and  matured,  (c) such Person does not intend to, and does not believe  that it will, incur  Indebtedness or liabilities  beyond such Person's ability to pay as such  Indebtedness and liabilities  mature and (d) such Person is not engaged in business or a transaction for which such Person's  property would  constitute an unreasonably small capital.

            "Subsidiary,"  with respect to any Person,  means any corporation or other entity of which at least a majority of the  securities or other  ownership interests  having ordinary  voting power  (absolutely or  contingently)  for the election of directors or other persons  performing similar functions are, at the relevant time, owned directly or indirectly by such Person,  or if the entity is a partnership or joint venture,  a general  partner is under the control of such
Person or such Person owns a majority of the equity of such entity.

            "Taxes"  means any and all  levies due and  payable to any  federal, state, municipality or other governmental authority under the laws of the United
States of America,  any state of the United States and any municipality or other governmental authority thereof.

            "Total Adjusted Outstanding Funded Indebtedness" means, at any time, the sum of (i) all outstanding  secured and unsecured funded Indebtedness of the
Borrower  and  the   Guarantors   (excluding   Post-Closing   Guarantors)  on  a
consolidated  basis  plus (ii) the  Borrower's  and the  Guarantors'  (excluding
Post-Closing  Guarantors)  pro rata share of  Indebtedness  from  unconsolidated joint venture properties, other than non-recourse indebtedness.

                                       13

            "Total  Commitments"  means,  at  any  time,  the  aggregate  of the
Commitments in effect at such time.

            "Unfunded Vested  Liabilities"  means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits,  as determined on the most recent  valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential  liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

            SECTION 1.2 Accounting  Terms. All accounting terms not specifically defined  herein shall be construed in  accordance  with GAAP,  and all financial data required to be delivered  hereunder  shall be prepared in  accordance  with
GAAP.

                                   ARTICLE 2.
                                CREDIT FACILITY.

            SECTION  2.1  Revolving  Credit  Loans.  Subject  to the  terms  and conditions  of this  Agreement,  each Bank  severally  agrees to make  revolving credit loans in Dollars (the "Revolving Credit Loans"), and all Revolving Credit
Loans shall be made by the Banks,  on a pro-rata basis in accordance  with their respective Commitment  Proportions,  to the Borrower from time to time, from and including  the date hereof to but excluding  the  Revolving  Credit  Termination
Date,  up to but not  exceeding  at any one time  outstanding  the amount of its
Commitment;  provided,  that no  Revolving  Credit  Loan  shall be made if after giving effect to such Revolving  Credit Loan the Aggregate  Outstandings  at the
time of such  Revolving  Credit  Loan  would  exceed the lesser of (i) the Total
Commitments or (ii) the Borrowing Base in effect on such date,  provided further that  Revolving  Credit Loans made to the Company based upon the Cash  Borrowing
Base shall only be made to the extent that Revolving Credit Loans based upon the
Real Estate  Borrowing  Base and the Non-Real  Estate  Borrowing  Base have been fully utilized,  and,  provided  further that Revolving Credit Loans made to the
Company  based upon cash and cash  equivalents  shall only be made to the extent that Revolving Credit Loans based upon Eligible Marketable  Securities have been fully utilized. The Revolving Credit Loans may be outstanding as Base Rate Loans or LIBOR Loans; provided, however, that during the occurrence and continuance of an Event of  Default,  the  Borrower  may not elect and the Banks  shall have no obligation to make LIBOR Loans.  Subject to the foregoing  limits,  the Borrower may  borrow,  repay and  reborrow,  on or after the date hereof and prior to the
Revolving Credit  Termination Date, all or a portion of the Total Commitments as
Revolving  Credit Loans  hereunder.  Any amount of any Revolving Credit Loan not paid when due (at maturity,  on acceleration  or otherwise)  shall bear interest thereafter until paid at the rate set forth in Section 3.3(c) hereof.

            SECTION 2.2 The Revolving  Credit Notes.  The Revolving Credit Loans
of each Bank shall be  evidenced  by a single  promissory  note in favor of such
Bank substantially in the form of Exhibit A hereto with appropriate  insertions, duly executed and completed by the Borrower.  Each Bank is hereby  authorized to record the date,  type and amount of each  Revolving  Credit Loan,  the date and amount of each payment of principal  thereof,  and the principal  amount subject thereto and interest rate thereto in such Bank's records and/or on the schedules annexed to and  constituting a part of its Revolving  Credit Note,  and,  absent

                                       14

manifest error, any such recordation shall constitute conclusive evidence of the information so recorded;  provided that the failure to make any such recordation shall  not in any way  affect  the  obligation  of the  Borrower  to  repay  the
Revolving  Credit Loans in accordance with the terms of this Agreement  (without giving  effect  to any such  error  made in the  Revolving  Credit  Note).  Each
Revolving  Credit  Note (a)  shall be dated  the date  hereof,  (b) be stated to mature on the Revolving Credit  Termination Date, and (c) shall bear interest on the unpaid  principal  amount thereof from time to time  outstanding as provided herein.

            SECTION 2.3 Use of Proceeds.

            (a) The  Borrower  shall use the  proceeds of the  Revolving  Credit
Loans on the date of this  Agreement to repay in full Existing Bank Debt and may also  use  the  proceeds  of the  Revolving  Credit  Loans  on the  date of this
Agreement  and  from  time to time  thereafter  prior  to the  Revolving  Credit
Termination Date (i) for general corporate and working capital purposes; (ii) to finance the  acquisition  of Real  Estate  Assets or to make  mortgage  loans or similar loans that constitute Real Estate Assets;  (iii) to repurchase  stock of the Borrower in an amount not to exceed $3,500,000 in any fiscal year commencing after the date hereof or $7,500,000 during the term of this Agreement;  and (iv)
to make advances to the Operating Companies in an aggregate amount not to exceed
$10,000,000 at any time. No part of the proceeds of any of the Revolving  Credit
Loans  will be used  (i)  for any  purpose  which  violates  the  provisions  of
Regulations T, U or X of the Board of Governors of the Federal Reserve System as
in effect on the date of making such  Revolving  Credit  Loans or (ii) to permit the Borrower or any  Guarantor to acquire  equity  securities in any third party except as permitted pursuant to the provisions of Section 8.7 hereof.

            (b) The Borrower agrees to indemnify the Banks and their  respective directors, officers, employees,  affiliates, agents or other representatives and hold the Banks and their respective directors, officers, employees,  affiliates, agents  or  other  representatives,  harmless  from  and  against  any  and  all liabilities, losses, damages, costs and expenses of any kind (including, without limitation,  the reasonable  fees and expenses of counsel for any such Person in connection with any investigative,  administrative, judicial proceeding, whether or not such Person shall be designated a party thereto) which may be incurred by any such Person,  relating to or arising out of this Agreement  (other than as a result of willful  misconduct  or a breach of this  Agreement by such Person) or any  actual or  proposed  use of any  proceeds  of the  Revolving  Credit  Loans hereunder.

            SECTION 2.4 Borrowing Procedure for Revolving Credit Loans; Rate and
Interest Period Selection: Conversions.

            (a) The  Borrower  may  request a  borrowing  under the  Commitments hereunder  as  provided  in Section  3.1.  Each Bank will make its share of such borrowing  available  to the Agent at the  Agent's  office  located  at 350 Park
Avenue,  New York, New York 10022 not later than 2:00 p.m. New York City time on the date of such borrowing in immediately available funds. Unless any applicable condition  specified  in Article 5 has not been  satisfied,  not later than 3:00
p.m. New York City time on the date of such borrowing,  the Agent shall, through its Lending  Office and subject to the  conditions of this  Agreement,  make the amount of the  Revolving  Credit Loan to be made on such date  available  to the

                                       15

Borrower,  in  immediately  available  funds,  by  crediting  an  account of the
Borrower designated by the Borrower and maintained with the Agent.

            (b) In the case of each Revolving Credit Loan which is a LIBOR Loan, the Borrower shall select an Interest  Period of any duration in accordance with the  definition of Interest  Period in Section 1.1,  subject to the  limitations that no  Interest  Period for a LIBOR  Loan shall have a duration  less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available.

            (c) Upon the  expiration  of an  Interest  Period for any  Revolving
Credit  Loan,  or any portion  thereof,  such  Revolving  Credit Loan or portion thereof  shall be  automatically  continued  as a Base Rate  Loan  except to the extent that such Revolving  Credit Loan shall be repaid  hereunder or unless the
Borrower  shall have notified the Banks,  as provided in Section 3.1 hereof,  of its  intention to select a different  interest  rate option with respect to such
Revolving  Credit  Loan  or  any  portion  thereof.  Subject  to  the  following conditions and to the terms and conditions of this Agreement, the Borrower shall have the right to convert  any  Revolving  Credit  Loan or portion  thereof to a different type of Revolving Credit Loan (i.e.,  from a Base Rate Loan to a LIBOR
Loan or vice versa):

                        (i) if less than all Revolving  Credit Loans at the time
            outstanding shall be converted,  the notice given by the Borrower to the Banks shall  specify the  aggregate  amount of Revolving  Credit
            Loans in each case to be converted and such conversion shall be made
            ratably  among  the  Banks  in  accordance  with  their   respective
            Commitment Proportions;

                        (ii)  in the  case of a  conversion  of  less  than  all
            outstanding  Revolving Credit Loans, the aggregate  principal amount of Revolving Credit Loans to be converted shall not be less than (1)
            $200,000  (and if greater in integral  multiples of $100,000) in the case of  conversions  to or into LIBOR Loans or (2) $200,000 (and if greater in integral multiples of $50,000) in the case of conversions to or into Base Rate Loans;

                        (iii) no  Revolving  Credit Loan may be  converted  to a
            LIBOR  Loan  less  than  one  month  before  the  Revolving   Credit
            Termination Date;

                        (iv) a LIBOR Loan may be converted  to a different  type
            of Revolving Credit Loan only on the last day of the then applicable
            Interest Period with respect thereto; and

                        (v) no Revolving  Credit Loan or portion  thereof may be
            converted to a LIBOR Loan during the occurrence  and  continuance of an Event of Default.

            Notwithstanding anything to the contrary herein, after giving effect to any  Revolving  Credit Loan,  there shall not be more than six (6)  different
Interest  Periods  in effect in  respect  of all  Revolving  Credit  Loans  then outstanding.

            SECTION 2.5.  Minimum Amounts of Revolving  Credit Loan.  Except for
borrowings which involve or utilize the full remaining amount of the Commitments and  payments  which  result  in the  prepayment  of all Base Rate  Loans,  each

                                       16

borrowing  and  payment of a Base Rate Loan shall be in an amount at least equal to $200,000 and, if greater,  integral  multiples of $50,000 in excess  thereof.
Each  borrowing and payment of a LIBOR Loan shall be in an amount at least equal to  $200,000  and,  if  greater,  in  integral  multiples  of $100,000 in excess thereof.

            SECTION 2.5 Reduction of Commitments.

            (a) The  Borrower  shall have the right to reduce or  terminate  the amount of the  unused  Commitments  at any time and from  time to time  provided that:  (i) the Borrower  shall give notice of each such reduction or termination to the Banks as provided in Section 3. 1, and (ii) each partial  reduction shall be allocated pro rata between the  Commitments  of each Bank in accordance  with their respective  Commitment  Proportions and shall be in an aggregate amount at least equal to $3,000,000 or, if greater, in integral multiples of $1,000,000.

            (b)  The  Commitments,   once  reduced  or  terminated  may  not  be
reinstated.

                                   ARTICLE 3.
                  GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS.

            SECTION 3.1 Certain  Notices.  Except as otherwise  provided in this
Agreement,  notices by the Borrower to the Banks of each  borrowing  pursuant to
Sections  2.4,  each  prepayment  pursuant to Section  3.2,  each  reduction  or termination of the  Commitments  pursuant to Section 2.6 and each  conversion of
Revolving  Credit Loans pursuant to Sections 2.4 shall be irrevocable  and shall be  effective  on the date of receipt only if received by the Banks by not later than 11:00  a.m.,  New York City  time,  and (a) in the case of  borrowings  and prepayments  of (i) Base Rate  Loans,  if given the date  thereof and (ii) LIBOR
Loans,  if given  three  (3)  Banking  Days  prior  thereto;  (b) in the case of reductions or terminations of the Commitments, given five (5) Banking Days prior thereto;  and (c) in the  case  of  conversions  or  continuations  pursuant  to
Sections  2.4,  if given  three (3)  Banking  Days prior  thereto in the case of conversions to or  continuations of LIBOR Loans and if given on the date thereof in the case of  conversions  to Base Rate Loans.  Each such  notification  which relates to a borrowing,  continuation or conversion shall specify the amount and the type of Revolving Credit Loan (i.e., Base Rate Loan or LIBOR Loan), the date of the proposed  borrowing,  whether such  Revolving  Credit Loan  represents an additional borrowing, a continuation or a conversion, and in the case of a LIBOR
Loan, the Interest Period to be used in the computation of interest with respect thereto.  Each  such  notice  relating  to a  reduction  or  termination  of the
Commitments  shall  specify  the  amount of the  Commitments  to be  reduced  or terminated.

            SECTION 3.2 Prepayments.

            (a) The  Borrower  shall have the right at any time and from time to time to prepay  any Base Rate  Loan,  in whole or in part on one  Banking  Day's notice to the Agent;  provided,  however, that each such partial prepayment of a
Base Rate Loan shall be in a minimum aggregate  principal amount of $200,000 or, if  greater  in amounts  which are  integral  multiples  of  $50,000.  Except as required by paragraph (b) or (c) below or on the last day of an Interest  Period with respect thereto, the Borrower shall not be permitted to prepay LIBOR Loans.

                                       17

            (b) In the event that the Aggregate  Outstandings  exceed the lesser of the then  applicable  Borrowing  Base, or the Total  Commitments  at any time prior to the Revolving Credit  Termination Date, the Borrower shall promptly pay or  prepay  so much of the  Revolving  Credit  Loans  outstanding  as  shall  be necessary in order that the Aggregate Outstandings will not exceed the lesser of the Borrowing  Base or the Total  Commitments  then in effect.  All  prepayments under this subparagraph shall be subject to Section 4.1.

            (c) Unless  otherwise  agreed by the Banks in writing,  the Borrower shall be required to pay or prepay Revolving  Credit Loans  outstanding with (i)
80% of the  proceeds  of  the  issuance  by the  Borrower  or any  Guarantor  of additional  equity,  other than  proceeds  received  upon the  exercise of stock options or the issuance of additional equity by any Guarantor to the Borrower or any other  Guarantor;  (ii) 100% of the net proceeds of the sale by the Borrower or any  Guarantor  of any Real  Estate  Assets;  (iii) 100% of the net  proceeds resulting from the repayment of mortgages  constituting Real Estate Assets; (iv)
100% of the net  proceeds  of a financing  of any  Eligible  Property;  (v) such proceeds as may be paid as a result of a casualty or  condemnation,  if required under Sections 7.11 or 7.12 of this Agreement,  or (vi) 100% of the net proceeds of a sale of any Operating  Company  permitted in  accordance  with the terms of
Section  8.4  hereof;  provided,  however,  that  the  Borrower  shall  have  no obligation  under clause (i) above until the  aggregate  net proceeds of any and all additional equity issuances during the term of this Agreement shall equal or exceed  $2,000,000.00.  All prepayments under this paragraph shall be subject to
Section 4. 1. To the extent any prepayment pursuant to this Section 3.2(c) would result in the Borrower  being  obligated to pay amounts to the Banks pursuant to
Section 4.1,  then provided that no Default or Event of Default has occurred and is continuing, at the Borrower's election the proceeds from any of the foregoing events shall be deposited in an interest-bearing account owned by the Bank to be applied to reduce the outstanding  Revolving Credit Loans upon expiration of the relevant Interest Periods.  The interest earned on such amounts shall be for the
Borrower's  account and, in the absence of a Default or Event of Default,  shall be credited by the Agent to the Borrower's account.

            (d) All payments  required by  paragraphs  (b) or (c) above shall be made to the  Agent  for the  benefit  of the  Banks  in  accordance  with  their respective  Commitment  Proportions  and shall be applied as follows:  first, to outstanding  Base Rate  Loans up to the full  amount  thereof,  and  second,  to outstanding LIBOR Loans up to the full amount thereof.

            (e) All  prepayments  made  pursuant  to this  Section  3.2 shall be accompanied by the payment of all accrued  interest on the amount so prepaid and by all  amounts  required  to be paid  pursuant  to  Section  4.1 in  connection therewith.

            SECTION 3.3 Interest on Revolving Credit Loans.

            (a)  Base  Rate  Loans.  The  Borrower  shall  pay  interest  on the outstanding and unpaid  principal  amount of each Base Rate Loan made under this
Agreement  at a  fluctuating  rate per annum equal to the Base Rate from time to
time  in  effect.   Each  change  in  the   interest   rate  shall  take  effect
simultaneously  with the  corresponding  change in the Prime Rate or the Federal
Funds Rate, as the case may be. Interest shall be calculated on the basis of the actual  number of days elapsed  divided by a year of three  hundred  sixty (360)

                                       18

days and shall be paid to the Agent for the account of the Banks  quarterly,  in arrears, on the last Banking Day of March, June,  September and December in each year, commencing December 31, 2002, and on the Termination Date.

            (b) LIBOR Loans.  The Borrower shall pay interest on the outstanding and unpaid  principal  amount of each LIBOR Loan made under this  Agreement  for each Interest Period  applicable to such LIBOR Loan at a rate per annum equal to the  Reserve  Adjusted  LIBOR  Rate in effect  with  respect  thereto,  plus the
Applicable  Margin.  Interest  shall be  calculated  on the basis of the  actual number of days elapsed  divided by a year of three  hundred sixty (360) days and shall be paid to the Banks,  monthly in arrears on the last day of each month in each year and on the Termination Date.

            (c)  Post-Default.  If any Default or Event of Default has  occurred and is continuing hereunder,  all Revolving Credit Loans, and all interest, fees or other amounts due hereunder, to the extent permitted by applicable law, shall bear  interest  (payable  on  demand,  and in any  event on the last day of each month,  and  computed  daily on the  basis of a  360-day  year for  actual  days elapsed) (i) in all cases other than LIBOR Loans, at the Default Rate until paid and (ii) in the case of LIBOR Loans, at a rate which shall be the greater of (x)
the Default  Rate or (y) 2% per annum in excess of the rate  applicable  to such
LIBOR Loan,  until the  expiration  of the Interest  Period  applicable  to such
Revolving   Credit  Loan,  at  which  time  the   Revolving   Credit  Loan  will
automatically  be converted  into a Base Rate Loan,  and until paid,  shall bear interest at the Default  Rate.  In no event,  however,  shall  interest  payable hereunder  be in  excess  of  the  maximum  rate  of  interest  permitted  under applicable  law.  The  obligation  to so pay  interest  upon  any  reimbursement obligation  of the  Borrower to the Banks shall not be  construed so as to waive the requirement for  reimbursement  on the same date that payment is made by the
Banks as set forth in this Agreement.

            SECTION 3.4 Commitment  Fee. The Borrower shall pay to the Agent for the  ratable  benefit  of the Banks a  commitment  fee for the  period  from and including the date hereof to and excluding the Termination  Date equal to 3/8 of
1% of the  average  daily  unused  portion of the Total  Commitments  during the applicable period. The commitment fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.  The  commitment fee shall be due and payable  quarterly in arrears on the last day of each  calendar  quarter and on the Revolving Credit Termination Date.

            SECTION 3.5 Administrative  Fee. The Borrower shall pay to the Agent for its own account an annual fee of $25,000.  The  administrative  fee shall be due and  payable  annual in  advance  on or before  the date  hereof and on each anniversary of the date hereof.

            SECTION 3.6 Closing Fee. The  Borrower  shall pay to the Agent,  for the ratable  benefit of the Banks, a closing fee equal to 1/2 of 1% of the Total
Commitments. This fee shall be due and payable on the Closing Date.

                                       19

            SECTION 3.7 Payments Generally.

            (a) All payments under this Agreement or the Revolving  Credit Notes shall  be made in  Dollars  in  immediately  available  funds to the  Agent,  in accordance with the respective  obligations of the Borrower then due and payable to each of them not  later  than 1:00  p.m.  New York City time on the  relevant dates  specified  above (each such payment made after such time on such due date is to be deemed to have been made on the next  succeeding  Banking  Day), to the
Agent's  Lending  Office.  The  Borrower  will  notify the Agent of any  payment pursuant to the  provisions  of this  Section at the same time it makes any such payment.  The Bank may (but shall not be  obligated  to) debit the amount of any such payment to any  ordinary  deposit  account of the Borrower  with such Bank;
provided,  however,  that the Agent  shall not be  permitted  to debit any funds which are not available to the Borrower  other than on an overdraft  basis.  The
Borrower  shall,  at the time of making each payment under this Agreement or the
Revolving  Credit  Notes,  specify to the Agent the  principal  or other  amount payable by the Borrower  under this  Agreement or the Revolving  Credit Notes to which such  payment be applied;  provided,  however,  that in the event that the
Borrower  fails to so  specify,  or if an Event of Default has  occurred  and is continuing,  the Banks shall apply such  payment as they may elect in their sole discretion. If the due date of any payment under this Agreement or the Revolving
Credit Notes would otherwise fall on a day which is not a Banking Day, such date shall be  extended to the next  succeeding  Banking  Day and  interest  shall be payable for any principal so extended for the period of such  extension.  Except to the extent otherwise provided herein, it is the intention of the parties that all payments hereunder be applied to the Banks pro rata in accordance with their respective Commitment Proportions.

            (b) All payments  made by the  Borrower  under this  Agreement,  the
Revolving  Credit Notes or the other Facility  Documents  shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts,  duties, charges, fees, deductions  or  withholdings,  now  or  hereafter  imposed,  levied,  collected,
withheld  or  assessed  by  any   governmental   or  taxing   authority  of  any
jurisdiction,  excluding,  (x) in the  case  of  each  Bank,  income  taxes  and franchise  taxes  (imposed  in lieu of income  taxes)  imposed on such Bank as a result of a  present  or  former  connection  between  the  jurisdiction  of the government or the taxing authority  imposing such tax and such Bank (excluding a connection  arising  solely  from  such  Bank  having  executed,  delivered,  or performed  its  obligations  or  received a payment  under,  or  enforced,  this
Agreement,  the Revolving  Credit Notes or the other Facility  Documents) or any political  subdivision  or taxing  authority  thereof or therein,  and (y) taxes
(including  withholding  taxes) imposed by reason of the failure of the Agent or any Bank, in either case that is organized  outside the United States, to comply with Section 3.7(c) hereof (or the  inaccuracy at any time of the  certificates, documents and other evidence delivered thereunder) (all such non-excluded taxes, levies,  imposts,  duties,  charges,  fees,  deductions and  withholdings  being hereinafter called "Taxes").  If any Taxes are withheld from any amounts payable to any Bank hereunder or under the Facility Documents, the amounts, paid to such
Bank shall be increased to the extent  necessary to yield to such Bank (after so payment of all Taxes)  interest or any such other amounts  payable  hereunder at the rates or in the amounts  specified in this Agreement,  the Revolving  Credit
Notes and the other  Facility  Documents.  Whenever any Taxes are payable by the
Borrower,  the Borrower shall send to such Bank within 30 days after the date of

                                       20

any payment,  a certified copy of an original  official  receipt received by the
Borrower  showing payment  thereof.  If the Borrower fails to pay any Taxes when due to the  appropriate  taxing  authority  or fails to remit to the  Banks  the required  receipts or other required  documentary  evidence,  the Borrower shall indemnify the Banks for any  incremental  taxes,  interest or penalties that may become payable by any Bank as a result of any such failure. This indemnification shall be made  within  30 days from the date such Bank or the Agent (as the case may be ) makes written demand therefor. If any Bank receives a refund in respect of any  Taxes  for  which  such  Bank has  received  payment  from the  Borrower hereunder,  such Bank shall promptly notify the Borrower of such refund and such
Bank shall,  within 30 days of receipt of a request by the  Borrower  repay such refund to the Borrower,  provided  that the  Borrower,  upon the request of such
Bank,  agrees to return  such  refund  (plus any  penalties,  interest  or other charges) to such Bank in the event such Bank is  required to repay such  refund.
The  agreements  in  this  subsection  shall  survive  the  termination  of this
Agreement and the Facility  Documents  and the payment of the  Revolving  Credit
Notes and all other amounts payable hereunder or thereunder.

            (c) Each Bank that is organized  outside of the United  States shall deliver to the Borrower on the date hereof (or, in the case of an  assignee,  on the date of the  assignment) and from time to time as required for renewal under applicable law duly completed  copies of United States Internal  Revenue Service
Form  1001 or 4224 (or any  successor  or  additional  forms),  as  appropriate, indicating  in each case that such Bank is  entitled to receive  payments  under this Agreement without any deduction or withholding of any United States federal income  taxes.  Each Bank that is  organized  outside  the United  States  shall promptly  notify the  Borrower  and each other Bank of any change in its Lending
Office and upon written  request of the Borrower  such Bank shall,  prior to the immediately  following  due date of any payment by the Borrower or any Guarantor hereunder or under any other Facility Document,  deliver to the Borrower or such
Guarantor,  as  the  case  may  be  (with  copies  to  each  other  Bank),  such certificates,  documents or other evidence,  as required by the Code or Treasury
Regulations  issued pursuant  thereto,  including  without  limitation  Internal
Revenue Service Form 4224,  Form 1001 and any other  certificate or statement of exemption  required  by  Treasury  Regulation  Section  1.1441-4(a)  or  Section
1.1441-6(c)  or any  subsequent  version  thereof,  properly  completed and duly executed  by such Bank  establishing  that such  payment  is (i) not  subject to withholding  under the Code because such payment is  effectively  connected with the  conduct by such Bank of a trade or  business  in the United  States or (ii)
totally  exempt from United  States tax under a provision of an  applicable  tax treaty. The Borrower shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section  3.7(c).
If the  Agent or a Bank  fails  to  provide  a  certificate,  document  or other evidence required pursuant to this Section 3.7(c),  then, unless it is no longer entitled to such  exemption  due to a change in law, upon notice by the Borrower to the Agent  and such  Bank (i) the  Borrower  shall be  entitled  to deduct or withhold on payments to the Agent or such Bank as a result of such  failure,  as required by law, and (ii) the Borrower shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of
Section 3.7(c) to the extent such  withholding  is required  solely by reason of the  failure of the Agent or such Bank to  provide  the  necessary  certificate, document or other evidence.

                                       21

            SECTION 3.8 Interim Adjustments to Borrowing Base.

            (a) The Borrowing Base shall be adjusted periodically as follows:

                (i) The Borrowing Base shall be increased to include:

                    (A) Real  Estate  Assets that are  acquired by the  Borrower and/or the Guarantors  and that satisfy the definition of "Eligible  Properties"
hereunder; and

                    (B) Real  Estate  Assets  that do not  qualify as  "Eligible
Properties" but subsequently satisfy the requirements of "Eligible Properties";

                    (C)  Real  Estate  Assets  that  originally   satisfied  the
definition of "Eligible  Properties"  hereunder,  where the provisions of clause
(ii) (B) below were  applied but the  condition  has been cured  through a lease extension, re-leasing of such property or otherwise

provided,  however,  that in either case with respect to any such property,  the
Agent, on behalf of the Banks,  shall be permitted to conduct such due diligence investigations as the Banks deem appropriate prior to including such property as an "Eligible  Property" and the Banks shall be satisfied that the property meets the  criteria  for  "Eligible  Properties".  So long as no Event of Default  has occurred and is then continuing,  such due diligence  investigations shall be at the  Banks'  expense.  In the event the Agent  does not  inform the owner of the subject Real Estate Asset that the Banks have  rejected the Real Estate Asset as an Eligible  Property  within 30 Banking Days,  such property in question  shall automatically be deemed an Eligible Property.

                (ii)  Conversely,  the  Borrowing  Base  shall be  decreased  to exclude:

                      (A) Real Estate  Assets  that are sold by the  Borrower or any Guarantor or that become subject to liens securing Indebtedness which exceed
30% of the annualized and normalized  actual  year-to-date  Net Operating Income for such property capitalized at 12.0%; and

                      (B) Any Real Estate Asset that  originally  satisfied  the definition of "Eligible  Property," (i) if the tenant for a substantial  portion of such property has delivered a termination notice, or (ii) six months prior to the  termination  of the lease  with  respect to a  substantial  portion of such property  or (iii) if the tenant  otherwise  indicates  its  intention  to cease paying rent with respect to a substantial portion of such property.

            (b) Upon the  happening of any of the events  described  above,  the
Borrower  shall  deliver to the Banks a notice  thereof as required  pursuant to
Section 7.8 hereof.  In addition,  the Borrower shall deliver to the banks a new
Borrowing Base  Certificate  within five (5) Banking Days after the happening of any such event;  provided , however, that in the case of clause 3.8(a)(i) above, the Borrower  shall not deliver a new Borrowing Base  Certificate  including any
such  property   until  the  Agent  shall  have   completed  its  due  diligence
investigation  and the Banks shall have been satisfied with the results thereof.
The  Agent  agrees  to use all  reasonable  efforts  to  complete  any  such due diligence  investigation  within 30 Banking  Days of  receiving  notice from the
Borrower thereof.

                                       22

                                   ARTICLE 4.
                             YIELD PROTECTION, ETC.

            SECTION 4.1 Certain Compensation.

            (a) The Borrower  hereby  agrees to indemnify  the Banks against any loss or  expense  which the Banks or any one of them may  sustain  or incur as a consequence of any of the following:

                (i) the  receipt or  recovery  by a Bank,  whether by  voluntary prepayment, acceleration or otherwise, of all or any part of a LIBOR
            Loan prior to the last day of an Interest Period applicable thereto;

                (ii) the  conversion,  prior  to the  last day of an  applicable
            Interest Period, of a LIBOR Loan into a Base Rate Loan;

                (iii) the  failure by the  Borrower  to borrow  any LIBOR  Loan, convert  any Base Rate Loan to a LIBOR  Loan or  continue  any LIBOR
            Loan on the date of borrowing,  conversion or continuation set forth in the notice  delivered by the Borrower  pursuant to the provisions hereof,  unless  such  failure  to borrow  results  from the  Banks'
            failure to fund such  borrowing when the Banks are required to do so under the terms of this Agreement; or

                (iv) the failure by the Borrower to pay,  punctually  on the due date thereof,  any amount payable by the Borrower with respect to or on account of any LIBOR Loan.

            In any such event,  without  limiting  the effect of the  foregoing,
Borrower shall pay to any Bank a "yield  maintenance  fee" in an amount computed as follows:  The current rate for United States Treasury  securities (bills on a discounted  basis shall be converted to a bond  equivalent) with a maturity date closest to the term  chosen  pursuant  to the Fixed Rate  Election  (as  defined below) with respect to the principal amount so received, recovered, converted or not borrowed,  shall be subtracted from the rate of interest  applicable to such
LIBOR Loan (or the rate  agreed to in the case of a failure to  borrow).  If the result is zero or a negative number, there shall be no yield maintenance fee. If the  result  is a  positive  number  then  the  resulting  percentage  shall  be multiplied by the amount of the principal  balance  being  received,  recovered, converted  or not  borrowed.  The  resulting  amount shall be divided by 360 and multiplied  by the number of days  remaining in the term chosen  pursuant to the
Fixed Rate  Election as to which the  prepayment  is made.  Said amount shall be reduced to present value calculated by using the above referenced  United States
Treasury  securities  rate and the number of days  remaining  in the term chosen pursuant to the relevant Fixed Rate Election.  The resulting amount shall be the yield  maintenance  fee due to such Bank.  Each  reference in this  paragraph to
"Fixed  Rate  Election"  shall mean the  election  by  Borrower  of the  Reserve
Adjusted  LIBOR Rate.  If by reason of an Event of  Default,  the Banks elect to declare the Revolving  Credit Notes to be immediately due and payable,  then any yield  maintenance  fee with  respect  to all LIBOR  Loan  shall  become due and payable in the same manner as though the Borrower prepaid such LIBOR loans.

                                       23

            (b) Any Bank requesting indemnification pursuant to this Section 4.1 shall  deliver to Agent and to the Borrower a certificate  as to any  additional amounts payable  pursuant to this Section 4.1 setting forth the basis and method of determining  such amounts,  which  certificate  shall be  conclusive,  absent manifest error, as to the  determination  by each Bank set forth therein if made reasonably and in good faith. The Borrower shall pay to each Bank any amounts so certified  by such Bank within 10 days of receipt of any such  certificate.  For purposes of this Section 4.1,  all  references  to the "Bank" shall be deemed to include any participant in this Agreement and/or the Revolving Credit Loans.

            SECTION 4.2 Additional Costs.

            (a) The  Borrower  shall pay to each  Bank,  from  time to time,  on demand of any such Bank,  such amounts as such Bank may reasonably  determine in good faith to be necessary to compensate it for any costs which Bank  reasonably determines are  attributable to its obligation to make any Revolving Credit Loan hereunder,  or any reduction in any amount  receivable by such Bank hereunder in respect of any such Revolving Credit Loans or such obligation (such increases in costs and  reductions  in amounts  receivable  being herein  called  "Additional
Costs"),  resulting from any Regulatory  Change after the date of this Agreement which:  (i) changes  the basis of  taxation of any amounts  payable to such Bank under  this  Agreement  or its  Revolving  Credit  Note in  respect  of any such obligations (other than taxes imposed on the overall net income of such Bank for any of such obligations by the jurisdiction in which such Bank has its Principal
Office or Lending Office or franchise taxes imposed in lieu of income taxes); or
(ii) imposes or modifies  any reserve,  special  deposit,  deposit  insurance or assessment,  minimum capital,  capital ratio or similar requirements relating to any  extensions  of credit for similar  types of loans as the  Revolving  Credit
Loans or other assets of, or any  deposits  with or other  liabilities  of, such
Bank (including any of such Revolving  Credit Loans or any deposits  referred to in the  definitions  of "LIBOR  Loans");  or (iii)  imposes any other  condition affecting  this  Agreement,  or its  Revolving  Credit  Note  (or  any  of  such extensions of credit or liabilities)  and such Bank's  obligations  with respect thereto. Each Bank will notify the Agent and the Borrower of any event occurring after the date of this  Agreement  which will entitle such Bank to  compensation pursuant to this  Section  4.2(a) as promptly  as  practicable  after it obtains knowledge thereof and determines to request such  compensation.  Notwithstanding anything  herein to the contrary,  no provision of this Section  4.2(a) shall be deemed to require  the  Borrower to make any payment of any amount to the extent that such payment would  duplicate any payment made by the Borrower  pursuant to
Section 3.7 hereof.

            (b) Without limiting the effect of the foregoing  provisions of this
Section 4.2, in the event that,  by reason of any  Regulatory  Change,  any Bank either (i) incurs  Additional  Costs based on or measured by the excess  above a specified level of the amount of a category of deposits or other  liabilities of such Bank which  includes  deposits by reference  to which the interest  rate on
LIBOR  Loans is  determined  as  provided  in this  Agreement  or a category  of extensions of credit or other assets of such Bank which  includes LIBOR Loans or
(ii)  becomes  subject  to  restrictions  on the  amount of such a  category  of liabilities or assets which it and similar banks may hold, then, if such Bank so elects by notice to the  Borrower,  the  obligation  of such Bank to make  LIBOR
Loans hereunder shall be suspended until the date such Regulatory  Change ceases to be in  effect  (in  which  case  the  provisions  of  Section  4.5  shall  be applicable).

                                       24

            (c) Without limiting the effect of the foregoing  provisions of this
Section 4.2 (but without duplication),  the Borrower shall pay to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary  to  fairly  compensate  such  Bank  for any  actual  costs  which  it reasonably determines in good faith are attributable to the maintenance by it or any of its Affiliates  pursuant to any law or regulation of any  jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this  Agreement or thereafter) of any court or  governmental or monetary  authority,  of capital in respect of its Revolving
Credit  Loans or other  obligations  hereunder  (such  compensation  to include, without  limitation,  an amount  equal to any  reduction  in return on assets or equity of such Bank to a level below that which it could have  achieved  but for such law,  regulation,  interpretation,  directive or  request).  Each Bank will notify the Agent and the Borrower if it is entitled to compensation  pursuant to this Section  4.2(c) as promptly as  practicable  after it determines to request such compensation.

            (d) A statement  of any Bank  setting  forth such amount or amounts, supported  by  calculations  in  reasonable  detail,  as shall be  necessary  to compensate  such Bank as specified in paragraphs (a), (b) and (c) above shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The
Borrower  shall pay each such Bank the amount shown as due on any such statement within ten (10) days after its receipt of the same.

            (e) Any Bank claiming any  additional  amounts  payable  pursuant to this Section 4.2 agrees to use  reasonable  efforts  (consistent  with legal and regulatory  restrictions) to designate a different  Lending Office if the making of such a  designation  would  avoid the need for,  or reduce the amount of, any such additional amounts and would not, in the reasonable  judgment of such Bank, be otherwise disadvantageous to such Bank.

            SECTION 4.3 Limitation on Types of Revolving Credit Loans.  Anything
herein to the contrary notwithstanding, if:

            (a) any Bank determines  (which  determination  shall be conclusive)
that quotations of interest rates for the relevant  deposits  referred to in the definition  of  "LIBOR  Loans " in  Section  1.1 are not being  provided  in the relevant amounts or for the relevant  maturities for purposes of determining the rate of interest for any LIBOR Loans as provided in this Agreement; or

            (b) any Bank determines  (which  determination  shall be conclusive)
and  notifies the Agent and the  Borrower  that the  relevant  rates of interest referred to in the  definition of "LIBOR Loans" in Section 1.1 upon the basis of which the rate of interest  for any type of LIBOR Loans is to be  determined  do not  adequately  cover  the cost to such  Bank of  making  or  maintaining  such
Revolving Credit Loans, then, such Bank shall as soon as practicable  thereafter give written notice (or facsimile notice promptly  confirmed in writing) of such determination to the Agent and the Borrower, and any request by the Borrower for the making of a LIBOR Loan or conversion or continuation of any Revolving Credit
Loan into a LIBOR Loan, in each case,  pursuant to the provisions  hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each  determination  by a Bank made hereunder shall be conclusive absent manifest error.

                                       25

            SECTION 4.4 Illegality.  Notwithstanding any other provision in this
Agreement,  in the event that it becomes  unlawful  for any Bank or its  Lending
Office to honor its obligation to make or maintain LIBOR Loans  hereunder,  then such Bank shall  promptly  notify the Agent and the  Borrower  thereof  and such
Bank's  obligation to make or maintain LIBOR Loans  hereunder shall be suspended until such time as such Bank may again make and maintain such affected Revolving
Credit Loans (in which case the provisions of Section 4.5 shall be applicable).

            SECTION 4.5 Certain LIBOR Loans  Pursuant To Sections  4.2., 4.3 and
4.4.  If an event  referred  to in Section  4.2,  4.3 or 4.4 has  occurred,  the affected Bank shall be required to make Base Rate Loans in accordance  with this
Agreement,  and  all  LIBOR  Loans  of  such  Bank  then  outstanding  shall  be automatically  converted into Base Rate Loans on the date specified by such Bank in such  notice  (which  shall  be,  for each  LIBOR  Loan,  the last day of the
Interest  Period  applicable  thereto  unless  such Bank  determines  that it is required by law to convert such LIBOR Loan on an earlier date in which case such earlier  date shall be the date of  conversion),  and,  to the extent that LIBOR
Loans are so made as (or  converted  into)  Base Rate  Loans,  all  payments  of principal  which would  otherwise be applied to such Bank's LIBOR Loans shall be applied  instead to its Base Rate Loans.  In the event of any  conversion of any
LIBOR Loan to a Base Rate Loan  pursuant  to Section  4.5 prior to the  maturity date with  respect to such LIBOR Loan,  the  Borrower  shall pay to the relevant
Bank all amounts required to be paid pursuant to Section 4.1 hereof.

            SECTION 4.6 Survival.  The  indemnities  and other  obligations  set forth in this Article 4 shall survive  payment in full of all  Revolving  Credit
Loans  or  extensions  of  credit  made  pursuant  to  this  Agreement  and  the
Termination Date.

            SECTION  4.7  Replacement  of Banks.  If any Bank is affected by the events or  circumstances  described  in  Sections  4.3(b)  and 4.4 and  requests additional  compensation  pursuant  to the  terms  of this  Agreement,  then the
Borrower  may, at its sole expense and effort,  upon notice to such Bank and the
Agent,  (a) require such Bank to assign and delegate,  without  recourse (and in accordance  with the  restrictions  set forth in Section 12.6  hereof),  all its interests,  rights,  and  obligations  under this  Agreement to an assignee that shall assume such obligations  (which assignee may be another Bank, if such Bank accepts such  assignment)  or (b) reduce the  Commitment of such Bank which such events or  circumstances  described  in Section  4.3(b) and  Section  4.4 are in existence; provided, that (i) the Borrower shall have received the prior written consent  of the Agent,  which  consent  shall not be  unreasonably  withheld  or delayed,  (ii) such Bank shall have  received  payment of an amount equal to the outstanding  principal  amount of its Revolving  Credit Loans,  accrued interest thereon,  accrued  fees and  other  amounts  payable  to it  hereunder  from the assignee (to the extent of the  outstanding  principal and accrued  interest and fees) or the Borrower  (in the case of all other  amounts) and (iii) in the case of any such  assignment  resulting  from a claim for  compensation  pursuant  to
4.3(b)  or 4.4  hereof,  such  assignment  will  result in a  reduction  of such compensation  or  payments.  A Bank  shall  not be  required  to make  any  such assignment or delegation if, prior thereto, as a result of a waiver by such Bank
or  otherwise,   the  circumstances  entitling  the  Borrower  to  require  such assignment and delegations cease to apply.

                                       26

                                   ARTICLE 5.
                      CONDITIONS TO REVOLVING CREDIT LOANS.

            SECTION 5.1 Documentary Conditions Precedent. The obligations of the
Banks to make the Revolving Credit Loans on or after the date hereof are subject to the conditions precedent that:

            (a) each Bank shall have  received on or before the date hereof each of the following, in form and substance reasonably satisfactory to such Bank and its counsel:

                (i) this Agreement duly executed by the Borrower;

                (ii)  in the  case of  each  Bank,  the  Revolving  Credit  Note executed in favor of such Bank duly executed by the Borrower;

                (iii) a certificate of the Secretary of the Borrower and each of the Guarantors  listed on Schedule  5.1(a),  dated the Closing Date, attesting to all  necessary  corporate  action taken by such entity, including  resolutions  of its Board of  Directors  authorizing  the execution,  delivery and  performance of the Facility  Documents and each other  document to be  delivered  pursuant  to this  Agreement, together with  certified  copies of the  certificate  or articles of incorporation  and the  by-laws  of the  Borrower  and  each of such
            Guarantors;  and, such certificate  shall state that the resolutions and corporate  documents  thereby  certified  have not been amended, modified, revoked or rescinded as of the date of such certificate;

                (iv) a certificate  of the Secretary of the Borrower and each of the  Guarantors  (which in the case of Guarantors may be in the form of an omnibus  certificate),  dated the Closing Date, certifying the names and true signatures of the officers of such entity  authorized to sign  the  Facility  Documents  and  the  other  documents  to be delivered by such entity under this Agreement;

                (v) a certificate of a duly authorized  officer of the Borrower, dated  the  Closing  Date,  stating  that  the  representations  and warranties  in Article 6 are true and correct on such date as though made on and as of such  date and that no event has  occurred  and is continuing which constitutes a Default or Event of Default;

                (vi) Guarantees, duly executed by each Guarantor;

                (vii)  a  Security  Agreement,  duly  executed  by  each  of the
            Operating  Companies,  together  with fully  executed and  completed financing statements on form UCC-1, in proper form for filing in all jurisdictions  necessary  or, in the  reasonable  discretion  of the
            Agent, desirable to perfect the security interests granted under the
            Security Agreements;

                (viii) UCC search results  identifying all financing  statements on file with  respect  to the  Borrower  or the  Guarantors  in such jurisdictions  as the Agent requires as set forth on Schedule 5.1(b)

                                       27

            hereto, indicating that no party claims any interest in the property of  the  Borrower  or the  Guarantors  other  than  the  holders  of
            Permitted Liens;

                (ix) Intentionally Omitted;

                (x) the  Assignments,  duly executed by each of the Borrower and the  Guarantors  in  proper  form for  filing  in all  jurisdictions necessary or in the reasonable discretion of the Agent, desirable to record the Banks' interest in the leases on the Real Estate Assets;

                (xi) the Environmental Indemnity Agreement, duly executed by the
            Borrower and each Guarantor;

                (xii) an opinion of counsel  for the  Borrower  and  Guarantors, dated the Closing Date, in substantially the form of Exhibit F;

                (xiii)   satisfactory   evidence   that  the  Borrower  and  the
            Guarantors  listed on Schedule  5.1(a) are duly  organized,  validly existing  and in good  standing  under the laws of their  respective jurisdictions of incorporation;

                (xiv) audited  consolidated  balance  sheets of the Borrower and the  Guarantors  as of December 31, 2001,  and  consolidated  income statements  and  statements  of cash flows of the  Borrower  and the
            Guarantors  for  the  fiscal  year  then  ended,   all  prepared  in
            accordance with GAAP,  together with the unqualified opinion thereon of Grant Thornton,  LLP,  independent  certified public accountants, together with  management  prepared  consolidating  balance  sheets, income  statements  and statements of cash flows as of the same date and covering the same fiscal period, and unaudited  consolidated and consolidating balance sheet of the Borrower and the Guarantors as at
            June 30, 2002,  together with income  statements  and  statements of cash flows of the Borrower and the Guarantors for the fiscal quarter ended June 30, 2002 and for the period  commencing at the end of the previous  fiscal year and ending with the end of such quarter,  each prepared by or under the supervision of the chief financial  officer of the Borrower in accordance with GAAP;

                (xv) evidence that the Borrower and the Guarantors maintain such insurance  with respect to their  business and  properties  as would customarily be maintained by similar  businesses which are similarly situated;

                (xvi)  satisfactory  evidence  that neither the Borrower nor any
            Guarantor is in default with respect to any contractual  obligations to which it is a party,  the  effect  of which may be  material  and adverse to the Borrower or any  Operating  Company,  or the Borrower
            and the  Guarantors,  taken as a  whole,  or to the  ability  of the
            Borrower or any  Guarantor to perform its  obligations  hereunder or under the other Facility Documents;

                (xvii) a duly executed  Borrowing  Base  Certificate  containing
            information   as  of  September  30,  2002  in  form  and  substance
            satisfactory to the Banks;

                                       28

                (xviii)  a  property  cash  flow  analysis  in the  form  of the property  cash  flow  analysis  previously  delivered  to the  Banks confirming  information  as of June  30,  2002,  which  shall in all respects be satisfactory to the Banks, together with a certification of a duly  authorized  officer of the  Borrower (A) that no event or circumstance  has  occurred  since June 30,  2002 which would have a material  adverse  effect  on  the  information  contained  in  such analysis with respect to any property or (B) describing all material changes in such  analysis  from the date  thereof  through  the date hereof;

                (xix) such other documents, instruments, approvals, opinions and evidence as the Banks may reasonably require.

            (b) the  Borrower  shall have paid or caused to be paid to the Banks in full all fees and expenses  required to be paid  hereunder  or in  connection herewith,  and  including  all  fees  and  expenses  of the  Banks  incurred  in connection  with the  preparation,  execution and delivery of this Agreement and
the  other  Facility   Documents  and  the   consummation  of  the  transactions
contemplated thereby (including,  without limitation, those set forth in Section
12.3 below) and all expenses  incurred by the Agent pursuant to Subparagraph (g)
below;

            (c)  the  Borrower  and  the  Guarantors  shall  have  obtained  all consents,  permits and  approvals  required in  connection  with the  execution, delivery and performance by the Borrower and the Guarantors of their obligations hereunder and such consents,  permits and approvals shall continue in full force and effect;

            (d) the Banks shall be  satisfied  that the  proceeds of the initial
Revolving Credit Loans hereunder shall be applied to pay the Borrower's Existing
Bank Debt in full on the date hereof, that all UCC-1 financing  statements filed to secure the  Borrower's  obligations  with respect to the  Existing  Bank Debt shall have been  terminated,  and that all  existing  lines of credit and demand facilities of the Borrower and the Guarantor shall have been terminated;

            (e) the Agent  shall have been  provided  with  copies of all credit agreements, loan agreements,  indentures, mortgages and other documents relating to the  extension  of credit to the  Borrower  and shall be  satisfied  with its review of the foregoing;

            (f) the Banks  shall be  satisfied  with the form and content of all
Schedules  delivered by the Borrower  pursuant to this Agreement or any document delivered in connection herewith;

            (g) Intentionally Omitted;

            (h) the Agent shall have  received  title reports on each of fifteen
(15) Eligible Properties;

            (i) the Agent shall have verified the six month Net Operating Income at June 30, 2002 (which  shall be  annualized  and  normalized)  for each of the properties  referred to in subparagraph (g) above,  including analysis of future contractual income stream and verification of revenues and expenses;

                                       29

            (j) the Agent shall have  completed a review of all leases  relating to each of the properties referred to in paragraph (h) above;

            (k) the Banks  shall be  satisfied  that there has been no  material adverse change in the financial condition of the Borrower or any Guarantor since
December 31, 2001; and

            (l) all legal matters in  connection  with this  financing  shall be reasonably satisfactory to the Banks and their counsel.

            SECTION 5.2 Additional Conditions Precedent.  The obligations of the
Banks  to make  any  Revolving  Credit  Loan  shall be  subject  to the  further conditions  precedent (which shall be in addition to, and shall not be deemed to limit or modify,  any of the other terms and conditions  hereunder)  that on the date of such Revolving Credit Loan the Banks shall have received the following:

            (a) a  certificate  executed by the Chief  Financial  Officer or the
Chief Executive Officer of the Borrower dated as of such date,  stating that (i)
the  representations  and  warranties  contained in Article 6 hereof,  which for purposes of this Section,  shall be deemed to relate to the Borrower and to each
Guarantor  as if each Person were the  subject of each such  representation  and warranty, are true and correct in all material respects on and as of the date of such  Revolving  Credit Loan as though made on and as of such date  (except when such  representation  or  warranty  by its terms  relates to the date  hereof or another  specific date;  (ii) no Default or Event of Default has occurred and is continuing or would result from any such Revolving  Credit Loan; (iii) since the date of the most recent  Borrowing Base  Certificate  there has been no material adverse change in the Borrowing Base; and (iv) since the date of the most recent financial  statements  delivered  hereunder  there has been no material  adverse change in the business,  properties,  prospects, financial or other condition of the Borrower or any  Guarantor;  and (v) the proceeds of such  Revolving  Credit
Loan  shall  be  used in  accordance  with  all  applicable  provisions  of this
Agreement, including, without limitation, the provisions of Section 8.7 hereof.

            (b) a  certificate  executed by the Chief  Financial  Officer or the
Chief  Executive  Officer of the  Borrower,  dated as of such date,  in form and substance  satisfactory  to the Banks  stating that after  giving  effect to the proposed borrowing,  Aggregate  Outstandings,  will not exceed the lesser of (i)
the total Commitments or (ii) the Borrowing Base then in effect; and

            (c) a copy of the Borrower's most recent  Borrowing Base Certificate delivered pursuant to Section 7.8 hereof.

            SECTION 5.3  Condition  Subsequent . The Agent  shall,  within sixty
(60) days of the Closing  Date,  conduct a physical  inspection of no fewer than fifteen (15) Eligible Properties and shall be satisfied that such properties are occupied as represented by the Borrower,  are in good and workmanlike  condition and are otherwise in conformance with the Agent's normal lending requirements.

                                       30

                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES.

            The  Borrower  and,  where   applicable,   each  Guarantor,   hereby
represents and warrants that:

            SECTION 6.1  Incorporation,  Good  Standing and Due  Qualifications;
Compliance   with  Law.  Each  of  the  Borrower  and  the  Guarantors  is  duly incorporated,  validly  existing  and in good  standing  under  the  laws of its respective jurisdiction of incorporation,  has the corporate power and authority to own its assets and to  transact  the  business  in which it is now engaged or presently proposes to be engaged, and is duly qualified as a foreign corporation and in good  standing  under the laws of each other  jurisdiction  in which such qualification is required except where the failure to so qualify would not cause a material adverse effect upon the operations, business, properties or financial condition  of the Borrower or any  Operating  Company or of the Borrower and the
Guarantors,  taken  as a  whole.  In  addition,  the  Borrower  and  each of the
Guarantors is in compliance  in all material  respects with all laws,  treaties, rules or  regulations  and  determinations  or orders of or with  respect to all arbitrators, courts or other governmental authorities applicable to it.

            SECTION  6.2 Power  and  Authority;  No  Conflicts.  The  execution, delivery  and  performance  by the Borrower  and the  Guarantors  of each of the
Facility  Documents  to which it is a party  have  been duly  authorized  by all necessary  corporate  action and do not and will not: (a) require any consent or approval  of the  stockholders  of the  Borrower or any of the  Guarantors;  (b)
contravene the charter or by-laws of the Borrower or any of the Guarantors;  (c)
violate  any  provision  of, or require  any  filing,  registration,  consent or approval under, any law, rule, regulation  (including,  without limitation,  the provisions  of  Regulation  T, U or X of the Board of  Governors  of the Federal
Reserve  system  as in  effect  from  time  to  time),  order,  writ,  judgment,
injunction,   decree,   determination   or  award  presently  in  effect  having
applicability to the Borrower; (d) result in a breach of or constitute a default or require  any  consent  under any  indenture  or loan  agreement  or any other agreement, lease or instrument to which the Borrower or any of the Guarantors is a party or by which  properties of the Borrower or any of the  Guarantors may be bound or affected;  (e) result in or require the creation or  imposition  of any
Lien  upon or with  respect  to any of the  properties  now  owned or  hereafter acquired by the Borrower or any of the  Guarantors  except in favor of the Banks as herein provided;  or (f) cause the Borrower or any of the Guarantors to be in default under any such rule,  regulation,  order,  writ,  judgment,  injunction, decree,  determination  or  award  or any such  indenture,  agreement,  lease or instrument.

            SECTION 6.3 Legally Enforceable  Agreements.  Each Facility Document
is, or when delivered  under this Agreement will be, a legal,  valid and binding obligation  of the  Borrower and each  Guarantor  (if such entity or Person is a party thereto)  enforceable  against such entities or Person in accordance  with its  terms,  except  to the  extent  that such  enforcement  may be  limited  by applicable bankruptcy,  insolvency, fraudulent conveyance and other similar laws affecting  creditors' rights generally or by the effect of general principles of equity  which may limit the  availability  of equitable  remedies  (whether in a proceeding at law or in equity).

                                       31

            SECTION 6.4 Litigation.  There are no actions,  suits or proceedings pending or, to the knowledge of the Borrower,  threatened,  against or affecting the Borrower or any of the Guarantors before any court,  governmental  agency or arbitrator,  which  would,  in any  one  case  or in the  aggregate,  materially adversely affect the financial condition, operations,  properties or business of the Borrower or the Borrower and the Guarantors taken as a whole, or the ability of the Borrower or any Guarantor to perform its obligations hereunder.

            SECTION   6.5   Financial   Statements;   Other   Liabilities.   The
consolidated balance sheet of the Borrower and the Guarantors as at December 31,
2001,  and the related  income  statements  and  statements  of cash flow of the
Borrower and the Guarantors for the fiscal year then ended, and the accompanying notes,  together with the unqualified  opinion  thereon of Grant Thornton,  LLP, independent  certified public accountants,  and the interim financial statements of the Borrower and the Guarantors as at and as of (as the case may be) June 30,
2002,  copies of which have been furnished to each of the Banks,  fairly present the financial  condition of the Borrower and the Guarantors as at such dates and the results of the operations of the Borrower and the Guarantors for the periods covered by such  statements,  all in accordance with GAAP  consistently  applied
(subject, in the case of interim financial  statements,  to year-end adjustments and except, in the case of such interim financial statements, for the absence of notes thereto  prepared in accordance with GAAP).  As of the date hereof,  there are no  liabilities  or  obligations  of the Borrower or any of the  Guarantors, whether  direct or indirect,  absolute or  contingent,  or matured or unmatured, other than (a) as  disclosed  or provided for in the  financial  statements  and notes  thereto  which are  referred to above or which are not  required to be so disclosed,  or (b) which are  disclosed  elsewhere  in this  Agreement or in the
Schedules hereto or which are not required to be so disclosed, or (c) arising in the ordinary  course of business  since December 31, 2001 or (d) created by this
Agreement.  The  written  information,  exhibits  and reports  furnished  by the
Borrower to the Banks in connection  with the  negotiation of this Agreement are complete and correct in all material respects. No event has occurred which would constitute  a  material  adverse  change  in the  business,  financial  or other condition or prospects of the Borrower and the Guarantors taken as a whole.

            SECTION 6.6  Ownership  and Liens.  The Borrower and the  Guarantors
have  title to, or valid  leasehold  interests  in,  all of its  properties  and assets,  real and personal,  including the properties and assets,  and leasehold interests reflected in the financial  statements referred to in Section 6.5, and none of the properties and assets owned by the Borrower or the  Guarantors,  and none of their respective leasehold interests, is subject to any Lien, except for
Permitted Liens.

            SECTION 6.7 Taxes.  The  Borrower  and each of the  Guarantors  have filed all tax returns (foreign,  federal,  state and local) required to be filed
(including, without limitation, with respect to payroll and sales taxes) and the
Borrower  and each of the  Guarantors  have paid all taxes  (including,  without limitation,  all payroll and sales taxes),  assessments and governmental charges and levies shown thereon to be due, including interest and penalties, other than taxes,  assessments and governmental  charges and levies being contested in good faith by appropriate  proceedings and with respect to which adequate reserves in conformity  with GAAP shall have been  provided on the books of the Borrower and the Guarantors.

            SECTION 6.8 ERISA. As of the date hereof, the Borrower and its ERISA
Affiliates  are in  compliance  in all  material  respects  with all  applicable

                                       32

provisions of ERISA. No Reportable  Event has occurred with respect to any Plan;
no notice of intent  to  terminate  a Plan has been  filed nor has any Plan been terminated;  no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate,  or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings;
neither the  Borrower,  nor any ERISA  Affiliate  has  completely  or  partially withdrawn  under Sections 4201 or 4204 of ERISA from a  Multiemployer  Plan; the
Borrower  and each of its  ERISA  Affiliates  have  met  their  minimum  funding requirements  under  ERISA with  respect to all of their  Plans and there are no
Unfunded  Vested  Liabilities,  and neither the Borrower nor any ERISA Affiliate has incurred any material liability to the PBGC under ERISA.

            SECTION 6.9 Subsidiaries.  As of the date hereof,  Schedule 6.9 is a complete and correct list of all Subsidiaries of the Borrower.

            SECTION 6.10 Credit  Arrangements.  Schedule  6.10 is a complete and correct list of all agreements,  indentures,  purchase  agreements,  guaranties,
Capital Leases and other  investments,  agreements and arrangements in effect on the date of this Agreement  providing for or relating to extensions of credit in the  aggregate  amounts  of  $250,000  or  more  to the  Borrower  or any of the
Guarantors for borrowed money  (including  agreements and  arrangements  for the issuance  of  letters  of  credit  or for  acceptance  financing  but  excluding indebtedness which is non-recourse to the Borrower or the Guarantors) in respect of which the  Borrower  or any of the  Guarantors  is in any manner  directly or contingently obligated;  and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature  given or agreed to be given as  security  therefor  are correctly described or indicated in such Schedule.

            SECTION 6.11 Operation of Business.  The Borrower and the Guarantors
possess all licenses, permits, franchises,  patents, copyrights,  trademarks and
trade  names,  or  rights  thereto,  to  conduct  their  respective   businesses
substantially as now conducted and as presently  proposed to be conducted except where the failure to obtain any of the foregoing  would not result in a material adverse effect upon the operations, business, properties, or financial condition of the  Borrower,  or of the Borrower and the  Operating  Companies,  taken as a whole, or of the Borrower and the Guarantors, taken as a whole.

            SECTION  6.12  Hazardous  Substances.  Except  as  disclosed  in the
Borrower's  most recent report on Form 10-K or on Schedule 6.12 (a copy of which has been  provided to the Banks),  (i) the  Borrower and the  Guarantors  are in
material  compliance with all applicable  Environmental Laws where the costs and expenses related to the Borrower's or such Guarantor's  non-compliance with such
Environmental  Laws  could be  greater  than  $500,000,  (ii) to the  Borrower's knowledge,  the Borrower and the Guarantors are in material  compliance with all other  Environmental  Laws,  (iii) the Borrower and the Guarantors have obtained all  necessary  licenses  and  permits  required  to be issued  pursuant  to any applicable  Environmental  Law,  and (iv) as of the  date  hereof,  neither  the
Borrower nor any of the Guarantors has received any notice or communication from any governmental  agency with respect to (a) any Hazardous Substance relative to its operations,  property or acts, or (b) any  investigation,  demand or request pursuant to or enforcing any Environmental Law relating to it or its operations, properties or acts, and no such investigation is pending or, to the knowledge of the Borrower or any Guarantor, threatened.

                                       33

            SECTION 6.13 No Default on Outstanding  Judgments or Orders. Each of
the Borrower and the Guarantors has satisfied all judgments,  orders, notices of violation  and decrees  applicable to it and neither the Borrower nor any of the
Guarantors is in default with respect to any judgment, writ, injunction, decree, notice  of  violation,  rule  or  regulation  applicable  to  it of  any  court, arbitrator  or  federal,  state,  municipal  or  other  governmental  authority, commission,  board,  bureau,  agency or  instrumentality,  domestic  or  foreign applicable to it.

            SECTION 6.14 Labor Disputes and Acts of God.  Except as set forth on
Schedule 6.14, As of the date hereof, neither the business nor the properties of the  Borrower or any of the  Guarantors  are  affected  by any fire,  explosion, accident,  strike,  lockout  or  other  labor  dispute,  drought,  storm,  hail, earthquake,  embargo,  act of  God or of the  public  enemy  or  other  casualty
(whether or not covered by insurance),  materially and adversely  affecting such business or  properties  or the  operations  of the Borrower and the  Guarantors taken as a whole,  or the  ability  of the  Borrower  or the  Borrowers  and the
Guarantors, taken as a whole, to perform its obligations in any material respect hereunder (in each case, after giving effect to insurance).

            SECTION 6.15 Governmental  Regulation.  Neither the Borrower nor any
of the Guarantors is to regulation  under the Public Utility Holding Company Act of 1935, the  Investment  Company Act of 1940 or any other statute or regulation limited its ability to incur  indebtedness  for money  borrowed as  contemplated hereby.

            SECTION 6.16 Partnership, Etc. Except as disclosed in Schedule 6.16, neither the Borrower  nor any  Guarantor  is a partner in any  partnership  or a member in any limited liability partnership or company, other than single-member limited liability companies owned by any Guarantor.

            SECTION 6.17 No Forfeiture Proceedings. Neither the Borrower nor any
of the  Guarantors is engaged in or proposes to be engaged in the conduct of any business or activity which is likely to result in a Forfeiture  Proceeding,  and no  Forfeiture  Proceeding  against  any of  them is  pending  or,  to the  best knowledge of the Borrower and the Guarantors as of the date hereof, threatened.

            SECTION 6.18 No Default or Event of Default.  No Default or Event of
Default has occurred and is continuing under this Agreement.

            SECTION  6.19  Solvency.  Without  giving  effect  to any  Guarantee executed in  connection  Agreement,  each of the Borrower and the  Guarantors is
Solvent.  After  giving  effect  to any such  Guarantee,  the  Borrower  and the
Guarantors, taken as a whole, are Solvent.

            SECTION 6.20 Name.  Except as set forth on Schedule 6.20, during the five years prior to the making of this  Agreement,  neither the Borrower nor any
Guarantor has been known under, or transacted  business using, any name or trade style  except  for the name set forth  above  such  entity's  signature  on this
Agreement.

                                       34

            SECTION  6.21  Other  Agreements.   Neither  the  Borrower  nor  any
Guarantor, is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would,  in any case or in the aggregate have a material  adverse effect on its  ability  to carry  out its  obligations  hereunder  or under  the  Facility
Documents.  Neither the Borrower, nor any of the Guarantors is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

            SECTION 6.22 Eligible  Properties.  The Borrower and the  Guarantors
own each of the Eligible  Properties free and clear of all liens or encumbrances other than liens or encumbrances that secure  indebtedness  aggregating,  in the case  of any  such  Eligible  Property,  less  than  30% of the  annualized  and normalized  year-to-date Net Operating  Income for such property  capitalized at
12.0% at the time of determination.  The Borrower has provided to the Banks true and  correct  and  complete  copies of all  leases  applicable  to the  Eligible
Properties  and neither the  Borrower  nor any  Guarantor,  knows of any present default (whether monetary or non-monetary)  under or with respect to any of such leases.  Each of such  leases  is in full  force  and  effect  and has not  been modified or otherwise amended.

            SECTION 6.23 Title  Insurance.  The Borrower and the Guarantors have with respect to each Real Property  Asset that is an owned property a fully paid owner's title insurance policy and with respect to each Real Property Asset that is a loan secured by a mortgage on real property a fully paid mortgagee's  title insurance policy.

                                   ARTICLE 7.
                              AFFIRMATIVE COVENANTS

            So  long  as  any  of  the  Revolving  Credit  Notes  or  any  other
Obligations shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower and each Guarantor shall:

            SECTION 7.1 Maintenance of Existence.  Except as otherwise  provided in this Agreement,  preserve and maintain its corporate  existence and remain in good standing in the  jurisdiction of its  organization,  and qualify and remain qualified,  as  a  foreign  corporation  in  each  jurisdiction  in  which  such qualification is required.

            SECTION 7.2 Conduct of Business.  Continue to engage  principally in the principal business conducted by it on the date hereof.

            SECTION 7.3 Maintenance of Properties.  Maintain, keep and preserve, all of its  properties  (tangible  and  intangible)  necessary  or useful in the proper  conduct of its business in good working  order and  condition,  ordinary wear and tear excepted.

            SECTION 7.4 Maintenance of Records. Keep, adequate records and books of account, in which complete entries,  reflecting all financial transactions of such Person, will be made.

                                       35

            SECTION 7.5 Maintenance of Insurance.

            (a) With  respect  to each  Operating  Company,  maintain  insurance covering its assets and its business with, to its knowledge,  financially  sound and  reputable  insurance  companies  or  associations  properly  licensed to do business in the  jurisdictions  where  inventory  is located in such amounts and covering such risks (including,  without limitation,  products liability) as are usually  carried  by  companies  engaged in the same or a similar  business  and similarly situated and as are required by the Facility  Documents.  The Borrower shall  provide the Banks  notice that such  policies  have been paid in full and shall deliver  certified  copies of the policy or policies of such  insurance or certificates of insurance to the Banks if the Banks so request.

            (b) With  respect to the  Borrower or any  Guarantor  that is not an
Operating  Company,  provide  copies of  evidence of  insurance  provided by any tenant of a Real Estate Asset as required by the lease relating to such property and, if any tenant is in default of its  obligation to maintain  insurance or if any Real Estate Asset becomes vacant, the Borrower or the Guarantor, as the case may be, shall maintain such insurance as is required by Section 7.11 hereof.

            SECTION 7.6  Compliance  with Laws.  Comply and cause each tenant of the Eligible Properties to comply, in all material respects, with all applicable laws,  rules,  regulations  and orders,  and maintain  all permits  necessary to operate at the Eligible Properties.

            SECTION 7.7 Right of Inspection.

            (a)  Subject to the terms of any lease  relating  to any Real Estate
Asset,  at any reasonable  time upon  reasonable  notice during normal  business hours  from  time to  time,  permit  any  Agent or any  agent or  representative thereof,  to make physical  inspections of each Real Estate Asset and to examine and make  copies and  abstracts  from the  records  and books of account of, and visit the  properties  of, such Person and to discuss the affairs,  finances and accounts of such Person with any of its officers and directors and such entity's independent  accountants.  In  addition,  if  during  the  course  of  any  such examination hereunder,  anything comes to the Agent's attention which causes the
Agent to be concerned that there may be an  environmental  condition at any Real
Estate Asset that is an Eligible Property, the Agent may require the Borrower to permit the Agent to conduct such  environmental  inspections  as the Agent shall reasonably  deem  necessary  with  respect to such  property  at the  Borrower's expense; provided,  however, that the Borrower may, within 10 days of receipt of notice from the Agent of its  intention  to so inspect such  Eligible  Property, elect not to permit the Agent to conduct  such  examination  in which event such
Real  Estate  Asset  shall no longer be  considered  an  Eligible  Property  for purposes of calculating the Borrowing Base;

            (b) In addition to the  inspection  rights of the Agent  pursuant to subparagraph (a) of this Section, the Agent shall be permitted to conduct annual due  diligence  investigations  (which  may  include  site  inspections)  of the
Eligible Properties. The scope of such investigations shall be determined by the
Agent and the  costs of such  investigations  up to  $15,000  per  year,  in the aggregate, shall be borne by the Borrower and, so long as no Default or Event of
Default  has  occurred  and  is  then  continuing,  shall  be  paid  out  of the
Administrative Fee.

            SECTION 7.8 Reporting Requirements.  Furnish directly to each of the
Banks:

                                       36

            (a) as soon as  available  and in any event within 90 days after the end  of  each  fiscal  year  of the  Borrower,  audited  consolidated  financial statements of the Borrower and the Guarantors,  which shall include consolidated balance  sheets of the Borrower and the  Guarantors as of the end of such fiscal year,  together with consolidated income statements and statements of cash flows of the Borrower and the Guarantors for such fiscal year and as of the end of and for the prior fiscal year, all prepared in accordance  with GAAP and accompanied by an  unqualified  opinion  on  such  consolidated  financial  statements  by a
nationally  recognized   independent  certified  public  accountants  reasonably
acceptable  to  the  Banks,  together  with  management  prepared  corresponding consolidating financial statements,  all prepared by or under the supervision of the Chief Financial Officer of the Borrower in accordance with GAAP;

            (b) as soon as  available  and in any event within 45 days after the end of each of the first,  second and third  quarters of each fiscal year of the
Borrower,  consolidated and consolidating  financial  statements of the Borrower and the Guarantors,  which shall include consolidated and consolidating  balance sheets of the Borrower and the  Guarantors  as of the end of each such  quarter, together with consolidated and consolidating income statements and statements of cash flows of the Borrower and the Guarantors for each such quarterly period and for the period commencing at the end of the previous fiscal year and ending with the end of such  quarter,  all in reasonable  detail and stating in  comparative form the respective figures of the corresponding date and period in the previous fiscal year and all prepared by or under the  supervision of the chief financial officer of the Borrower in accordance with GAAP (subject to year-end adjustments and except for the absence of notes prepared in accordance with GAAP);

            (c)  simultaneously  with the  delivery of the  financial  reporting statements  referred  to in (a)  and  (b)  above,  a  certificate  of the  Chief
Executive  Officer or the Chief  Financial  Officer of the Borrower,  certifying that to the  best of his  knowledge  (i) no  Default  or Event  of  Default  has occurred and is continuing, or if a Default or Event of Default has occurred and is  continuing,  a statement  as to the nature  thereof and the action  which is proposed  to be taken with  respect  thereto,  with  computations  demonstrating compliance (or  non-compliance,  as the case may be with the covenants contained in  Article  9, and  (ii)  such  financial  statements  have  been  prepared  in accordance with GAAP (subject,  in the case of interim  statements,  to year end adjustments  and except for the absence of notes thereto  prepared in accordance with GAAP);

            (d)  simultaneously  with  the  delivery  of  the  annual  financial statements referred to in Section 7.8(a) above, a certificate of the independent public accountants who audited such statements to the effect that, in making the examination  necessary for the audit of such  statements,  they have obtained no knowledge  of any  condition  or event which  constitutes  a Default or Event of
Default,  or if such  accountants  shall  have  obtained  knowledge  of any such condition or event,  specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

            (e) (i) quarterly, as soon as available and, in any event, not later than the dates financial statements are required to be delivered pursuant to (a)
and (b) above,  a Borrowing Base  Certificate,  and (ii) on or prior to the 15th day of each  calendar  month,  a statement  confirming  the dollar  value of any

                                       37

marketable  securities to the extent that Revolving Credit Loans are made to the
Company based upon the Cash Borrowing Base;

            (f)  annually,  not  later  than  February  15  of  each  year,  the
Borrower's  business  plan  and  projections  of  financial  statements  for the immediately  succeeding  year  illustrating  the  projected  income  statements, balance  sheets  and  statement  of  cash  flows,  each in  form  and  substance satisfactory to the Banks;

            (g)  quarterly,  as soon as available  and, in any event,  not later than the dates financial statements are required to be delivered pursuant to (a)
and (b) above,  a report  detailing  the  performance  of all  operations of the
Borrower  and  the  Guarantors  by  business  segment,  in  form  and  substance satisfactory to the Banks;

            (h) property  financial  information in a form  consistent  with the form of information provided on Schedule 7.8(h) hereto;

            (i) promptly  after the Borrower or any  Guarantor  becomes aware of the  commencement  thereof,  notice of (a) all actions,  suits,  and proceedings before any court or governmental department,  commission,  board, bureau, agency
or  instrumentality,   domestic  or  foreign,  affecting  the  Borrower  or  any
Guarantor,  including,  without  limitation,  any such proceeding to any alleged violation of any Environmental Law and including any proceedings relating to any matter if a  determination  adverse to the Borrower and the  Guarantors  in such proceeding would have a material  adverse effect upon the operations,  business, properties or financial condition of the Borrower or any Operating Company or of the  Borrower and the  Guarantors,  taken as a whole,  or (b) default  under any lease or  mortgage  with  respect to any Real  Estate  Asset  which would have a material adverse effect upon the operations,  business,  properties or financial condition  of the Borrower or any  Operating  Company or on the Borrower and the
Guarantors, taken as a whole;

            (j) immediately after the Borrower or any Guarantor has knowledge of any Default or Event of Default has occurred, a written notice setting forth the details of such  Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

            (k) as soon as possible  and in any event  within five  Banking Days after the Borrower  knows that any of the events or conditions  specified  below with  respect  to any Plan or  Multiemployer  Plan have  occurred  or  exist,  a statement signed by a Chief Executive  Officer or the Chief Financial Officer of
the Borrower  setting forth details  respecting  such event or condition and the action, if any, which the Borrower or its ERISA Affiliate  proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA  Affiliate  with respect to such event or condition):

                (i)  any Reportable Event;

                (ii) the  filing,  under  Section  4041 of ERISA of a notice  of intent  to  terminate  any Plan or the  termination  of any
                     Plan;

                                       38

               (iii) the  institution by PBGC of proceedings  under Section 4042 of ERISA for the  termination  of, or the  appointment of a trustee  to  administer,  any Plan,  or the  receipt by the
                     Borrower  or  any  ERISA  Affiliate  of  a  notice  from  a
                     Multiemployer  Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv)  receipt by the Borrower or ERISA Affiliate of notice from a
                     Multiemployer Plan of the complete or partial withdrawal by the Borrower or any ERISA  Affiliate  under Section 4201 or
                     4204 of ERISA from a Multiemployer Plan imposing withdrawal liability (as of the date of such  notification)  exceeding
                     $250,000  or  requiring  payments  exceeding  $250,000  per annum;

               (v)   receipt by the  Borrower or any ERISA  Affiliate  of notice from a Multiemployer  Plan that it is in  reorganization or insolvency  pursuant  to  Section  4241 or 4245 of ERISA or that  it  intends  to  terminate  or has  terminated  under
                     SECTION   4041A   of   ERISA   if  the   aggregate   annual
                     contributions  of the Borrower and all ERISA  Affiliates to all Multiemployer Plans which are then in reorganization or
                     being   terminated   have  been   increased   over  amounts
                     contributed to such  Multiemployer  Plans for the plan year
                     immediately   preceding   the  plan   year  in  which   the
                     reorganization or termination occurs by an amount exceeding
                     $250,000; and

               (vi)  the  institution  of a  proceeding  by a  fiduciary  or any
                     Multiemployer  Plan  against  the  Borrower  or  any  ERISA
                     Affiliate  to enforce  Section 515 of ERISA for  delinquent contributions in excess of $100,000 which proceeding is not dismissed within 30 days;

            (l)  annually,  not later than June 1 of each year, a property  cash flow  analysis for the Borrower and the  Guarantors,  which shall be in form and substance satisfactory to the Banks;

            (m) upon the  request of the Banks,  promptly  after the  furnishing thereof, copies of any reports or records required to be filed with or furnished to any  insurance  carriers or  governmental  authorities  relating to Hazardous
Substances  located on any of real properties  owned or occupied by the Borrower or any Guarantor ;

            (n)  promptly  after  the  Borrower  or any  Guarantor  knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

            (o) promptly after any judgment,  decree or order is entered, notice of any judgment,  decree or order, which is not covered by insurance, is entered against the Borrower or any of the Guarantors;

                                       39

            (p) promptly and, in any event, within 5 Banking Days, notice of any event which would (i) require an interim  adjustment  of $500,000 or more to the
Borrowing Base in accordance with the provisions of Section 3.8(a)(ii) hereof or
(ii) would require an interim  adjustment of the Borrowing  Base,  regardless of amount, if as a result of such adjustment  Aggregate  Outstandings  would exceed the Borrowing Base; and

            (q) promptly upon the chief executive officer or the chief financial officer of the Borrower or any Guarantor obtaining knowledge thereof,  notice of any dispute  with any account  debtor  involving an amount in excess of $500,000 and notice of all disputes with account debtors  involving  aggregate amounts in dispute in excess of $1,000,000; and

            (r) such other  information  respecting the condition or operations, financial  or  otherwise  of the  Borrower  or any of the  Guarantors  or  ERISA
Affiliates,  including  copies of other reports filed from time to time with the
Securities  and  Exchange  Commission,  as the  Banks  may  from  time  to  time reasonably request.

            SECTION 7.9 Payment of  Obligations.  Pay,  discharge  or  otherwise satisfy at or before maturity or before they become delinquent,  as the case may be, all material Indebtedness and other material obligations of whatever nature.

            SECTION 7.10 Payment of Taxes.

            (a) From time to time when the same shall  become  due and  payable, pay and  discharge  all taxes of every kind and nature,  all general and special assessments,  levies, permits,  inspection and license fees, all water and sewer rents and charges,  and all other public charges  whether of a like or different nature,  imposed upon or assessed against the Eligible  Properties,  or any part thereof, or upon the revenues, rents, issues, income and profits of the Eligible
Properties,  or any part thereof, or arising in respect of the occupancy, use of possession  thereof  unless  such  claims are being  contested  in good faith by appropriate  proceedings provided that adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower and/or such  Guarantor(s).
Borrower and each Guarantor shall, upon the request of the Agent, deliver to the
Agent receipts  evidencing the payment of all such taxes,  assessments,  levies, fees,  rents and other  public  charges  imposed  upon or  assessed  against the
Eligible Properties or any part thereof, or the revenues,  rents, issues, income or profits thereof.

            (b) Pay from time to time when the same shall become due, all lawful claims and demands of mechanics,  materialmen, laborers and others, which claims and  demands,  if unpaid,  might result in, or permit the creation of, a lien on the Eligible Properties or any part thereof, or on the revenues,  rents, issues, income and profits arising therefrom,  unless such claims are being contested in good  faith by  appropriate  proceedings  provided  that  adequate  reserves  in conformity  in the GAAP shall have been  provided  on the books of the  Borrower and/or the Guarantors.

                                       40

            SECTION 7.11 Insurance.

            (a) Keep or enforce  the  obligation  of  tenants to keep,  the Real
Estate Assets insured  against  damage by fire and other hazards  coveted by the standard  extended  coverage  insurance  policy.  Subject  to the  terms  of the applicable leases, all insurance policies and endorsements  required pursuant to this Section shall be fully paid for,  nonassessable and contain such provisions and  expiration  dates  and be in such  form  and  amounts  and  issued  by such insurance companies satisfactory to the Banks. In addition, after the occurrence of an Event of Default  hereunder,  the Banks may require the  Borrower  and the
Guarantors to carry or to require their  respective  tenants to carry such other insurance on the Real Estate  Assets  including oil storage tank  insurance,  in such  amounts as may from time to time be  required  by  institutional  lenders, against  insurable  casualties which at the time are commonly insured against in the case of premises similarly situated.

            (b) Subject to the terms of the applicable  leases,  if any Eligible
Property or any part thereof, is located in an area which has been identified by the  Secretary of Housing and Urban  Development  as a flood  hazard  area,  the
Borrower and the  Guarantors  shall keep, or cause their  respective  tenants to keep, for as long as any  Indebtedness  remains unpaid,  such Eligible  Property covered by flood  insurance in an amount at least equal to the value assigned to such Eligible Property in the Borrowing Base.

            (c) The Borrower  shall give the Agent prompt  notice of any loss to any Real Estate Asset  covered by insurance if such loss (i) would  decrease the value  of such  Real  Estate  Asset by  $500,000  or more or (ii)  would  have a material  adverse  affect on the  Borrowing  Base or upon the  Borrower  and its
Subsidiaries  on a  consolidated  basis.  For so long as no Event of Default has occurred and is continuing, (x) the Borrower shall have the sole right to adjust losses covered by insurance,  (y) the proceeds from any adjusted insurance claim shall be paid to the Borrower,  which proceeds shall be used by the Borrower for the  restoration,  rebuilding,  renovation  and/or  repair  of the  property  so requiring  same.  If, at the time of any loss,  an Event of Default has occurred and is continuing, (A) the Borrower shall not adjust said loss without the prior written  consent of the Banks;  and (B) any and all insurance  proceeds shall be paid to the Agent and the Agent,  with the consent of the Required Banks, in its sole discretion, may use such proceeds to either (I) repay all or any portion of the Revolving Credit Loans or (II) restore,  rebuild, renovate and/or repair the damaged property.  In the event the Agent makes the insurance proceeds available to the  Borrower,  the  Borrower  agrees to  promptly  commence  and  diligently continue to perform the repairs,  restoration,  renovation  or rebuilding of the damaged  property so as to restore such property to be in full  compliance  with all laws  (except  those  laws  which  the  failure  to  comply  with  could not reasonably  be  expected  to  have  material  adverse  effect  on the  business, properties,  prospects,  financial  or other  condition  of the  Borrower or the
Borrower and its Subsidiaries  taken as a whole) and so that such property shall be at least  equal in value  and  general  utility  as prior to such  damage  or destruction.  All  provisions of this Section  7.11(c) and the Banks' rights and remedies  hereunder  are subject to the insurance  provisions of the  applicable leases on the Real Estate Assets and proceeds for rebuilding  which shall exceed
$500,000  shall  be  disbursed  by the  Agent  in  conformity  with  its  normal construction lending procedures.

                                       41

            SECTION 7.12 Condemnation.  The Borrower, immediately upon obtaining of the knowledge of the institution of any  proceedings for the  condemnation of any of the Real  Estate  Assets or any part of any Real  Estate  Assets that may materially  effect  the  value  of the  Borrowing  Base or that  may  materially adversely  effect the Borrower and its  Subsidiaries,  on a consolidated  basis, will  notify  the  Agent of the  pendency  of such  proceeding.  Subject  to the provisions of the applicable leases, after the occurrence of an Event of Default hereunder,  the Agent may  participate in any such  proceeding and the Borrower, from time to time, will deliver to the Agent all instruments  requested by it to permit such  participation.  In the event of such condemnation  proceeding after the  occurrence  of an Event of  Default  hereunder,  the award or  compensation payable is hereby assigned to and shall be paid to the Agent. The Agent shall be under no obligation to question the amount of any such award or compensation. In any such  condemnation  proceedings  after the occurrence of an Event of Default hereunder,  the Agent may be represented by counsel  selected by the Agent.  The
Borrower, upon request by the Agent, shall make, execute and deliver any and all instruments  requested for the purpose of  confirming  of the  assignment of the aforesaid  awards  and  compensation  to the Agent  free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. All provisions of this
Section  7.12 and the Banks'  rights and remedies  hereunder  are subject to the condemnation provisions of the applicable leases on the Real Estate Assets.

            SECTION 7.13 Subsidiaries.  Simultaneously with their creation, give to the Agent notice of each new Subsidiary and cause all  Subsidiaries to become
Guarantors  hereunder  and,  in  connection  therewith  to execute  and  deliver
Guarantees to the Banks.

            SECTION 7.14 Further  Assurances.  Upon the request of the Agent, to take any and all  other  actions  as the Agent may  determine  to be  reasonably necessary or useful for the evidence,  perfection or implementation  of, and the ability of the Agent to enforce, the Agent's security interest in any and all of
the  collateral   relating  to  the  real  property  of  the  Borrower  and  its
Subsdiaries, in accordance with the terms and conditions of this Agreement.

                                   ARTICLE 8.
                               NEGATIVE COVENANTS.

            So long as any of the  Revolving  Credit Notes or other  Obligations shall remain unpaid or any Bank shall have any Commitment hereunder, neither the
Borrower nor any Guarantor shall:

            SECTION 8.1 Indebtedness.  Create, incur, assume or suffer to exist, or  permit  any  Subsidiary  to  create,  incur,  assume  or suffer to exist any
Indebtedness, except for any of the following types of Indebtedness:

            (a)  Indebtedness  of  the  Borrower  under  this  Agreement  or the
Revolving  Credit  Notes or other  Indebtedness  of the  Borrower  to any of the
Banks,  so long as no  Default  or Event of  Default  has  occurred  and is then continuing  or  would  occur  as a  result  of  the  incurrence  of  such  other
Indebtedness;

            (b)  Indebtedness  described in Schedule 8.1 and any other  existing
Indebtedness  of any  Guarantor  relating to  extensions  of credit of less than
$250,000  that is  non-recourse  to the Borrower or any other  Guarantor and any refinancing of any such Indebtedness  secured by a mortgage on any real property

                                       42

of the  Borrower  or any  Guarantor  provided  that  such  refinancing  does not increase the principal  amount of such  Indebtedness  or change  non-recourse to recourse Indebtedness;

            (c)  Provided  that no Event of Default  then exists or would result therefrom,  Indebtedness  of the  Borrower,  or any such  Guarantor,  secured by purchase  money Liens  permitted by Section 8.2 provided that the maximum amount of such  Indebtedness  incurred during any fiscal year  (excluding  non-recourse indebtedness secured by real property) shall not exceed $500,000;

            (d) unsecured trade  indebtedness and customer  deposits incurred in the ordinary course of business;

            (e) in the case of the Guarantors, the guarantees of the Obligations pursuant to the Guarantees; and

            (f) Indebtedness of any Post-Closing  Guarantor,  provided that such
Indebtedness is  non-recourse to the Borrower or to any other  Subsidiary of the
Borrower.

            SECTION  8.2  Liens.  Create,  incur,  assume  or suffer to exist or permit any Subsidiary to create, incur or suffer to exist, any Lien upon or with respect to any of its properties,  now owned or hereafter acquired,  or grant to any third party any rights to enforce a "negative  pledge"  with  respect to its properties or assets, except the following liens ("Permitted Liens"):

            (a) Liens in favor of the Banks securing the Obligations pursuant to the provisions hereof;

            (b) Liens for taxes or  assessments or other  government  charges or levies if not yet due payable or if due and payable if they are being  contested in good faith by appropriate  proceedings and for which appropriate reserves are maintained in conformity with GAAP;

            (c)  Liens  imposed  by  law,  such  as  mechanic's,  materialmen's, landlord's,  warehousemen's  and  carrier's  Liens,  and  other  similar  Liens, securing  obligations  incurred in the ordinary course of business which are not past due for more than 30 days,  or which are being  contested  in good faith by appropriate  proceedings and for which  appropriate  reserves in accordance with
GAAP have been established,  including,  without limitation, any landlord's lien which is being contested in good faith by appropriate  proceedings and for which appropriate reserves in accordance with GAAP have been established;

            (d)  Liens  under  workers'  compensation,  unemployment  insurance, social security or similar legislation (other than ERISA);

            (e) Liens,  deposits or pledges to secure the  performance  of bids, tenders,  contracts  (other than  contracts  for the payment of money),  leases, public or statutory obligations,  surety, stay appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                                       43

            (f)  easements,   rights-of-way,   restrictions  and  other  similar
encumbrances  which,  in the  aggregate,  do not  materially  interfere with the occupation,  use  and  enjoyment  by the  Borrower  of the  property  or  assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

            (g) judgment and other similar Liens securing claims aggregating not more than $250,000 arising in connection with court  proceedings;  provided that the execution or other  enforcement of such Liens is effectively  stayed and the claims  secured  thereby  are  being  actively  contested  in good  faith and by appropriate proceedings;

            (h) subject to the provisions of Section 8.1(c) hereof, (i) purchase money Liens on any property  heretofore or hereafter  acquired or the assumption of any Lien on any property existing at the time of such acquisition,  or (ii) a
Lien incurred in connection with any  conditional  sale or other title retention agreement  or a Capital  Lease;  provided,  that in the case of any of  (i)-(ii)
above,  (i) the  creation  or  occurrence  of any such Lien shall not  otherwise result  in a  Default  or Event of  Default  with  respect  to any of the  other provisions of this Agreement,  (ii) the Indebtedness  secured by such Lien shall not exceed  100% of the fair market  value of the  property  encumbered  by such
Lien,  and (iii) such Lien shall not  encumber  any property of the Borrower and its Subsidiaries other than the property so acquired;

            (i) Liens arising by virtue of any statutory or common law provision relating to banker's liens,  rights of set off or similar rights with respect to deposit accounts of the Borrower or any Subsidiary; and

            (j) Liens securing Indebtedness permitted by Section 8.1 hereof.

            SECTION 8.3  Investments.  Make or permit any Subsidiary to make any loan or advance to any Person or  purchase  or  otherwise  acquire or permit any
Subsidiary to purchase or otherwise acquire,  any capital stock,  obligations or other  securities  of, make any capital  contribution  to, or otherwise  invest, after the date  hereof,  in, or acquire any  interest in any Person (each of the foregoing, an "Investment"),  except (i) Permitted Investments; (ii) Investments permitted  under  Section  8.7  hereof;  (iii) the  Borrower  may make  loans or advances to the  Operating  Companies  provided that the  outstanding  principal balance of such loans or advances may not exceed an aggregate of  $10,000,000 at any one time; (iv) subject to the provisions of Section 8.7 hereof, the Borrower or any  Subsidiary  may make loans  secured by mortgages on real property in the ordinary  course  of their  business  consistent  with past  practices;  (v) the
Borrower may make investments in Prime  Hospitality Corp. in an aggregate amount not to exceed $44,000,000 (plus any amounts available to be invested pursuant to
Section  8.7(iii)  provided  that such  investments  may not be funded  with the proceeds of any Revolving  Credit Loan  hereunder and provided  further that all such investments shall be made in compliance with all applicable laws, rules and regulations,  and (vi) other  investments  of the Borrower or any Subsidiary not otherwise  qualifying  as  Permitted  Investments,  so  long  as not  less  than
$7,500,000 of Permitted  Investments,  in the aggregate,  have been made and are then in  existence  prior to the Borrower or such  Subsidiary  making such other investments. All amounts referred to in this Section shall be valued at cost.

                                       44

            SECTION  8.4  Sale of  Assets.  Sell,  lease,  assign,  transfer  or otherwise dispose of or permit any Subsidiary to sell, lease,  assign,  transfer or  otherwise  dispose  of any of its now  owned or  hereafter  acquired  assets
(except to the Borrower or another  Guarantor),  except for: (a) assets disposed of in the ordinary course of business (it being understood that the Borrower and the Guarantors sell Real Estate Assets in the ordinary course of business);  (b)
the sale or other  disposition of assets no longer used or useful in the conduct of its business;  or (c) the sale or other  disposition of any Operating Company or of all or substantially all of the assets of any Operating Company, provided, that: (i) such sale or disposition is negotiated on an arms length basis and the consideration paid in connection with such sale or disposition reflects the fair market value of the property sold or disposed of; (ii) the Banks shall have been provided  with  copies of all  documents  executed  in  connection  with sale or disposition;  (iii)  the  Banks  shall  be  satisfied  (A) with  the  terms  and conditions of any such sale or disposition  which is on a recourse basis, or (B)
that such sale or disposition  is on an arm's length basis,  with respect to any sale or disposition which is on a non-recourse  basis, and (iv) the Borrower and
Guarantors remain in pro forma compliance with all terms hereof.

            SECTION 8.5 Transactions  with Affiliates.  Enter into or permit any
Subsidiary to enter into any transaction,  including,  without  limitation,  the purchase, sale or exchange of property or the rendering of any service, with any
Affiliate,  except (unless  elsewhere  restricted  hereunder)  (a)  transactions between  the  Borrower  and any  Subsidiary  or any  Subsidiary  with any  other
Subsidiary,  (b) upon fair and reasonable  terms,  in the ordinary course of and pursuant to the reasonable  requirements of, the relevant  Person's business and upon fair and  reasonable  terms no less  favorable to the relevant  Person than would  obtain in a  comparable  arm's  length  transaction  with a Person not an
Affiliate; provided that, after giving effect to any such transaction (i.e., any of the transactions referred to in any of (a)-(b) above), no Default or Event of
Default shall have occurred.

            SECTION  8.6  Mergers.  Etc.  Merge or  consolidate  with,  or sell, assign,  lease or  otherwise  dispose  of or permit any  Subsidiary  to merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction  or in a series of  transactions)  all or  substantially  all of its assets (whether now owned or hereafter acquired) to, any Person, except that any
Guarantor may merge with or into any other Guarantor or the Borrower  hereunder, provided  that,  in the case of a transaction  that  involves the Borrower,  the
Borrower is the surviving entity,  and provided that, after giving effect to any such transaction, no Default or Event of Default shall have occurred.

            SECTION 8.7 Acquisitions. After the date hereof, make an Acquisition or permit any Subsidiary to make an Acquisition, except that (i) the Borrower or any  Guarantor  may  acquire  Real Estate  Assets  provided  that the  aggregate consideration  paid or to be paid (in the  case of a  purchase),  including  all indebtedness  assumed by the Borrower or any Guarantor in  connection  with such
Acquisition,  or advanced  (in the case of a loan) in  connection  with any such transaction  that is wholly  funded with  proceeds  of  Revolving  Credit  Loans hereunder,  shall not exceed $40,000,000 in any single transaction (assuming the transaction involves multiple asset locations, provided that no single asset may account for more than  $25,000,000  of the total  transaction  value),  (ii) the
Borrower or any  Guarantor  may acquire  Real Estate  Assets  provided  that the aggregate  consideration  paid  or to be  paid  (in  the  case  of a  purchase), including  all  indebtedness  assumed  by  the  Borrower  or  any  Guarantor  in connection with such Acquisition, or advanced (in the case of a Revolving Credit
Loan) in  connection  with any  such  transaction  that is  wholly  funded  with proceeds of Revolving  Credit Loans hereunder,  shall not exceed  $25,000,000 in any transaction (assuming the transaction involves a single asset location);  or
(iii) the Borrower or any  Guarantor  may acquire  property or assets other than

                                       45

Real Estate Assets provided that the aggregate  consideration paid in connection with any such  transaction  shall not exceed (a)  $10,000,000,  with  respect to transactions involving the core business of the Borrower and any Guarantor,  and
(b)  $7,500,000,  with  respect to  transactions  that do not  involve  the core business of the Borrower or any Guarantor,  and the aggregate consideration paid in connection with all such  transactions  permitted by this clause (iii) during the term hereof shall not exceed $25,000,000,  with respect to transactions that involve the core business of the Borrower or any Guarantor, or $15,000,000, with respect to transactions that do not involve the core business of the Borrower or any  Guarantor.  The  provisions  of this  Section  8.7 shall not  restrict  the
Borrower's  ability to repurchase  its capital stock in accordance  with Section
8.11 below.

            SECTION 8.8 No Activities  Leading to  Forfeiture.  Engage or permit any  Subsidiary to engage in the conduct of any business or activity which would be reasonably likely to result in a Forfeiture Proceeding.

            SECTION 8.9  Corporate  Documents:  Fiscal  Year.  Amend,  modify or supplement  or  permit  any  Subsidiary  to  amend,  modify  or  supplement  its certificate  or  articles  of  incorporation  or by-laws  or, in the case of any partnership,  its  partnership  agreement,  in any way  which  would  materially adversely  affect the ability of the Borrower or any  Subsidiary  to perform its obligations hereunder or change its fiscal year.

            SECTION 8.10 Hazardous  Substances;  Use of Real  Property.  Use, or
permit the use of, or permit any  Subsidiary  to use or permit the use of any of its real properties for conducting any manufacturing,  industrial, commercial or retail  business  which  involves  in any  way  the  introduction,  manufacture, generation,  processing or storage of any Hazardous  Substance in violation,  in any material respect of any applicable Environmental Law.

            SECTION 8.11  Dividends,  etc.  Declare or pay any  dividends on its capital  stock or  purchase,  redeem,  retire or  otherwise  acquire  any of its capital stock at any time  outstanding,  except that any Subsidiary wholly owned by the Borrower may declare and pay dividends to the  Borrower,  and except that the  Borrower  may  repurchase  its  capital  stock  in  amounts  not to  exceed
$3,500,000 in any fiscal year  starting  after the date of Closing or $7,000,000 during the term of this Agreement.

            SECTION 8.12 Other  Material  Adverse  Change.  Suffer or permit any other material adverse change in the business, properties,  financial condition, prospects or  operations  of the Borrower or the Borrower and its  Subsidiaries,
taken as a whole,  or the Borrower and the Guarantors  taken as a whole;  in the business,  properties,  financial  condition,  prospects  or  operations  of the
Borrower and the Guarantors, taken as a whole; or in the ability of the Borrower or any Guarantor to perform its obligations under this Agreement or under any of the Facility Documents.

                                       46

            SECTION 8.13 Sales of Receivables;  Sale Leasebacks.  Sell, discount or otherwise dispose of or permit any Subsidiary to sell,  discount or otherwise dispose of notes, accounts receivable or other obligations owing to such entity, with or without  recourse,  except for  purposes of  collection  in the ordinary course of business or sales on an arm's  length and  non-recourse  basis at fair market value;  or sell or permit any Subsidiary to sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

            SECTION 8.14 Leases of Eligible  Properties.  Enter into leases with
respect  to  Eligible   Properties  on  terms  and  conditions   which  are  not
commercially reasonable within the markets in which such properties are located.

            SECTION 8.15 Maintenance of Real Estate Assets. Subject to the terms of any leases  with  respect to any Real  Estate  Assets,  commit any waste,  or permit  any tenant to commit any waste on the Real  Estate  Assets,  or any part thereof, or make any change, or permit any tenant to make any change, in the use of the Real Estate Assets or any part  thereof,  which shall in any way increase any ordinary fire or other hazard arising out of construction or operation.  The
Borrower and the Guarantors  shall, at all times,  maintain or cause any tenants to maintain the Real Estate  Assets in good  operating  order and  condition and shall  promptly  make or cause  any  tenants  to make,  from  time to time,  all repairs,  renewals,  replacements,  additions  and  improvements  in  connection therewith which are needful or desirable to such end.

                                   ARTICLE 9.
                              FINANCIAL COVENANTS.

            So long as any of the  Revolving  Credit Notes or other  Obligations shall remain unpaid, or any Bank shall have any Commitment under this Agreement, the Borrower and the Guarantors shall:

            SECTION 9.1  Limitation on  Indebtedness.  Not permit Total Adjusted
Outstanding  Funded  Indebtedness  of the  Borrower  and  the  Guarantors,  on a
consolidated  basis, to exceed 50% of the  Capitalization  Value of the Borrower and the Guarantors, on a consolidated basis.

            SECTION 9.2 Minimum Equity Value. Maintain, on a consolidated basis, a minimum Equity Value of $150,000,000.

            SECTION 9.3 Minimum Interest Coverage Ratio. Maintain quarterly,  on a consolidated  basis,  a ratio of (i)  annualized  and normalized  Consolidated
EBITDA to (ii) annualized and normalized  Consolidated  Interest  Expense of not less than 2.25:1.00.

                                       47

            SECTION 9.4 Minimum Debt Service Coverage Ratio. Maintain quarterly, on a consolidated  basis, a ratio of (i) annualized and normalized  Consolidated
EBITDA less gains from the sale of properties and other non-recurring  income to
(ii)  annualized  and  normalized  Consolidated  Debt  Service  of not less than
1.35:1.00.

            SECTION 9.5 Minimum Eligible Properties Debt Service Coverage Ratio.
Maintain  quarterly,  on a  consolidated  basis,  a ratio of (i)  annualized and normalized  Eligible  Property EBITDA to (ii) Revolving Credit Loan Debt Service
of not less than 1.50:1.00.

            SECTION 9.6  Limitation  of Capital  Expenditures.  Not make Capital
Expenditures  excluding  expenditures for the acquisition of Real Estate Assets, in excess of an aggregate  of  $3,000,000  in any fiscal year on a  consolidated basis.

            SECTION 9.7 Minimum  Capitalization Value. Maintain at all times, on a consolidated basis, a minimal Capitalization Value of $200,000,000.

            SECTION 9.8 Limitation on Operating Leases. Not enter into operating leases requiring the Borrower and the Guarantors to make more than $1,000,000 in lease payments in any calendar year, on a consolidated basis.

                                   ARTICLE 10.
                               EVENTS OF DEFAULT.

            SECTION 9.9 Events of Default.  Any of the following events shall be an "Event of Default":

            (a) The  Borrower  shall  (A)(i)  fail to pay  the  principal  of or interest on any Revolving  Credit Loan or Revolving  Credit Note as and when due and payable or fail to pay any fee or other amount due hereunder as and when due and  payable;  or (B) fail to make any required  prepayment  as and when due and payable in accordance with the terms of this Agreement;

            (b)  Any  representation  or  warranty  made or  deemed  made by the
Borrower or by any Guarantor in this Agreement or in any other Facility Document or which is contained in any certificate,  document, opinion, financial or other statement  furnished to the Banks at any time pursuant to any Facility  Document shall prove to have been incorrect in any material  respect on or as of the date made or deemed made;

            (c) The  Borrower  shall:  (i) fail to perform or observe  any term, covenant  or  agreement  contained  in Section  2.3,  in  Articles  4, 8 or 9 or
Sections  7.7  (subject  to the  provisions  of the leases  relating to the Real
Estate Assets), 7.8 or 12.3; or (ii) fail to perform any other term, covenant or agreement  on its part to be  performed  or  observed  (other  than  obligations specifically  referred to in Section  10.1(a)) in any Facility  Document and, in
the  case  of  this  clause  (ii)  only,  such  failure  shall  continue  for 10 consecutive Banking Days;

            (d) The Borrower or any of the  Guarantors  shall:  (i) fail to make when due any  payments  with  respect  to any  Indebtedness,  including  but not limited to indebtedness  for borrowed money (other than the payment  obligations described in Section 10.1 (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon,  when due (whether by scheduled maturity,  required prepayment,  acceleration,  demand or otherwise) or, if such

                                       48

Indebtedness  has no  stated  due  date,  before an  action  for  collection  is commenced; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed any agreement or instrument relating to any
Indebtedness  when  required to be performed or observed,  if the effect of such failure to perform or observe is to  accelerate,  or to permit the  acceleration of, after the giving of notice or passage of time, or both, the maturity of such
Indebtedness,  whether or not such failure to perform or observe shall be waived by the holder of such  Indebtedness  (unless  such waiver  shall be absolute and unconditional);  or  (iii)  any  Indebtedness  shall be  declared  to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment)  prior to the stated  maturity  thereof;  provided,  however that it shall  not  constitute  an Event  of  Default  hereunder  unless  the  aggregate principal amount of the Indebtedness  referred to in clauses (i), (ii) and (iii)
above equals or exceeds (x) $500,000 in the case of recourse Indebtedness of the
Borrower or in the case of Indebtedness  relating to Eligible  Properties or (y)
$1,000,000 in the case of Indebtedness of any Guarantors that is non-recourse to the Borrower or any other  Guarantor which relates to assets other than Eligible
Properties;

            (e) The Borrower or any of the Guarantors  (i) shall  generally not, or be unable to, or shall admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) shall make an  assignment  for the benefit  of  creditors,  petition  or apply to any  court or  otherwise  for the appointment of a custodian,  receiver or trustee for it or a substantial part of its  assets;  or (iii)  shall,  as debtor,  commence  any  proceeding  under any bankruptcy,  reorganization,  arrangement,  readjustment of debt, dissolution or liquidation  law or statute of any  jurisdiction,  whether now or  hereafter  in effect;  or (iv) shall have had any such  petition or  application  filed or any such  proceeding  shall have been  commenced,  against  it or them,  in which an adjudication  or  appointment  is made or order for relief is entered,  or which petition,  application or proceeding remains undismissed for a period of 30 days or more; or (v) by any act or omission  shall  indicate its or their consent to, approval of or acquiescence  in any such petition,  application or proceeding or order for relief or the appointment of a custodian,  receiver or trustee for all or any  substantial  part  of its  property;  or  (vi)  shall  suffer  any  such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or (vii) on a consolidated basis, shall cease to be Solvent.

            (f) One or more  judgments,  decrees  or orders  for the  payment of money in excess of $250,000 in the aggregate in respect of uninsured or unbonded claims shall be rendered  against the Borrower or any of the Guarantors and such judgments,  decrees or orders  shall  continue  unsatisfied  and in effect for a period of 30 consecutive  days without being vacated,  discharged,  satisfied or stayed or bonded pending appeal;

            (g) An event or condition  specified in Section  7.8(k) hereof shall occur or exist with respect to any Plan or  Multiemployer  Plan and, as a result of such event or condition,  together with all other such events or  conditions, the  Borrower or any ERISA  Affiliate  shall incur or in the opinion of the Bank shall be reasonably likely to incur a liability to a Plan, a Multiemployer  Plan or PBGC (or any combination of the foregoing) which is, in the  determination of the Bank, material in relation to the financial condition,  operations, business or prospects of the  Borrower or the  Borrower  and its  Subsidiaries,  taken as whole;

                                       49

            (h) Any Forfeiture Proceeding shall have been commenced with respect to the Borrower or any Subsidiary,  which  Forfeiture  Proceeding shall continue unsatisfied  and in effect for a period of 30  consecutive  days  without  being vacated, discharged, satisfied or stayed or bonded pending appeal;

            (i) Any of the  Assignments,  the Security  Agreements or Guarantees
shall at any time after its execution and delivery and for any reason,  cease to be in full force and effect or shall be declared  null and void, or the validity or  enforceability  thereof shall be contested by the Borrower or the Guarantors or any of them, or any of the Borrower or the Guarantors  shall deny that it has any further liability or obligation under an Assignment, a Security Agreement or a Guarantee to which it is a party, or any of such parties shall fail to perform any of its material obligations under any such document; or

            (j) a Change in Control shall occur.

            SECTION 9.10  Remedies.  Upon the occurrence of any Event of Default hereunder,  the Required  Banks may, by notice to the Borrower,  (i) declare the
Commitments to be terminated,  whereupon the same shall forthwith terminate, and
(ii)  declare the  outstanding  principal of the  Revolving  Credit  Notes,  all interest  thereon and all other  Obligations  to be  forthwith  due and payable, whereupon  the Revolving  Credit  Notes,  all such interest and all such amounts shall become and be  forthwith  due and payable,  without  presentment,  demand, protest or further notice of any kind, all of which are hereby  expressly waived by the Borrower;  provided, that, in the case of an Event of Default referred to
in  Section  10.1(e)  or  Section  10.1(h)  above,  the  Commitments   shall  be
immediately terminated, and the Revolving Credit Notes, all interest thereon and all other  amounts  payable under this  Agreement or the Revolving  Credit Notes shall be  immediately  due and  payable  without  notice,  presentment,  demand, protest or other  formalities  of any kind,  all of which are  hereby  expressly waived by the Borrower.

            SECTION  9.11 Special  Provision  Regarding  Perfection  of Security
Interests. The Agent and the Banks hereby agree that, until the occurrence of an
Event of Default hereunder,  the Agent, on behalf of the Banks, shall not record any UCC-1  financing  statements  in any  jurisdiction  to perfect the  security interests granted under the Security Agreement.  The Agent and the Banks further agree that upon the happening of an Event of Default under the Credit Agreement, other than an Event of Default  referred to in Section  10.1(e) hereof (in which case no notice shall be  required),  the Agent shall give the Borrower  fourteen
(14) days prior written notice before recording any such documents.

                                  ARTICLE 10.
                        THE AGENT; RELATIONS AMONG BANKS.

            SECTION 10.1 Appointment,  Powers and Immunities of Agent. Each Bank
hereby  irrevocably  (but subject to removal by the Required  Banks  pursuant to
Section 11.9) appoints and  authorizes  the Agent to act as its agent  hereunder and under any  other  Facility  Document  with such  powers as are  specifically delegated  to the Agent by the terms of this  Agreement  and any other  Facility
Document,  together with such other powers as are reasonably incidental thereto.
The Agent shall have no duties or  responsibilities  except those  expressly set forth in this Agreement and any other Facility Document, and shall not by reason

                                       50

of this  Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower,  or any officer or official of the  Borrower,  or any other Person contained  in  this  Agreement  or  any  other  Facility  Document,  or  in  any certificate or other  document or instrument  referred to or provided for in, or received by any of them under this Agreement or any other Facility Document,  or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency  of this  Agreement  or any  other  Facility  Document  or any other document or instrument referred to or provided for herein or therein, or for the failure  by  the  Borrower  to  perform  any  of its  obligations  hereunder  or thereunder.  The Agent may employ agents and  attorneys-in-fact and shall not be responsible,  except as to money or securities  received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers,  employees  or agents  shall be liable or  responsible  for any action taken or omitted to be taken by it or them hereunder or under any other Facility
Document or in  connection  herewith or  therewith,  except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

            SECTION 10.2 Reliance by Agent.  The Agent shall be entitled to rely upon any certification,  notice or other communication (including any thereof by telephone,  telefax,  telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper  Person or
Persons,   and  upon  advice  and  statements  of  legal  counsel,   independent
accountants  and other  experts  selected  by the Agent.  The Agent may deem and treat each Bank as the holder of the  Revolving  Credit Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer  thereof satisfactory  to the Agent signed by such Bank shall have been  furnished to the
Agent,  but the Agent  shall not be  required  to deal with any  Person  who has acquired a  participation  in any  Revolving  Credit Loan from a Bank. As to any matters not  expressly  provided  for by this  Agreement  or any other  Facility
Document,  the Agent  shall in all cases be fully  protected  in  acting,  or in refraining from acting,  hereunder in accordance with instructions signed by the
Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant  thereto shall be binding on all of the Banks and any other holder of all or any portion any Revolving Credit Loan.

            SECTION  10.3  Defaults.  The  Agent  shall  not be  deemed  to have knowledge  of the  occurrence  of a Default or Event of Default  (other than the non-payment of principal of or interest or fees on the Revolving Credit Loans to the extent the same is  required  to be paid to the Agent for the account of the
Banks)  unless  the  Agent  has  received  notice  from a Bank  or the  Borrower specifying  such  Default  or Event of  Default.  In the  event  that the  Agent receives such a notice of the  occurrence of a Default or Event of Default,  the
Agent  shall give prompt  notice  thereof to the Banks (and shall give each Bank prompt  notice of each such  non-payment).  The Agent shall  (subject to Section
11.8) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have  received  such  directions,  the Agent may take such action,  or refrain  from taking such  action,  with  respect to such Default or
Event of Default as it shall deem  advisable in the best  interest of the Banks;
and  provided  further  that the Agent  shall not be  required  to take any such action which it determines to be contrary to law.

                                       51

            SECTION  10.4  Rights  of  Agent  as a  Bank.  With  respect  to its
Commitment and the Revolving  Credit Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other
Bank and may  exercise  the same as though it were not acting as the Agent,  and the term  "Bank" or "Banks"  shall,  unless  the  context  otherwise  indicates, include  the Agent in its  capacity  as a Bank.  The Agent or any Bank and their respective Affiliates may (without having to account therefor to any other Bank)
accept  deposits  from,  lend  money  to (on a  secured  or  unsecured  basis as otherwise  permitted  hereunder),  and generally  engage in any kind of banking, trust or other business with, the Borrower or any of the Guarantors  (and any of their  Affiliates).  In the  case of the  Agent,  it may do so as if it were not acting as the Agent, and the Agent may accept fees and other  consideration from the  Borrower or any of the  Guarantors  for  services in  connection  with this
Agreement  or  otherwise  without  having to account  for the same to the Banks.
Although the Agent or a Bank or their respective Affiliates may in the course of such  relationships  and  relationships  with other Persons acquire  information about  the  Borrower  or any of the  Guarantors  or  Affiliates  and such  other
Persons,  neither the Agent nor such Bank shall have any duty to  disclose  such information to the other Banks except as otherwise required pursuant to Facility
Documents.

            SECTION 10.5  Indemnification of Agent. The Banks agree to indemnify the  Agent  (to the  extent  not  reimbursed  under  Section  12.3 or under  the applicable  provisions of any other Facility Document,  but without limiting the obligations of the Borrower under Section 12.3 or such  provisions),  ratably in accordance with the respective  Obligations of the Borrower then due and payable to each of them (or, if no Revolving  Credit Loans are at the time  outstanding, ratably  in  accordance  with  their  respective  Commitments),  for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs,  expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted  against the Agent in any way relating to or arising  out of  this  Agreement,  any  other  Facility  Document  or any  other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including,  without limitation,  the costs and expenses which the  Borrower is obligated  to pay under  Section  12.3 or under the  applicable provisions of any other  Facility  Document but  excluding,  unless a Default or
Event  of  Default  has  occurred,  normal  administrative  costs  and  expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such  documents or  instruments;
provided  that no Bank  shall be liable for any of the  foregoing  to the extent they arise from the gross  negligence  or willful  misconduct of the party to be indemnified.

            SECTION  10.6  Documents.  The  Agent  will  forward  to each  Bank, promptly after the Agent's  receipt  thereof,  a copy of each report,  notice or other document  required by this Agreement or any other Facility  Document to be delivered to the Agent for such Bank.

            SECTION 10.7 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has,  independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed  appropriate,  made its own credit analysis of the Borrower and the Guarantors and decision to enter into this Agreement and that it will,  independently  and without  reliance upon the Agent or any other Bank, and based on such  documents and  information as it shall  deem  appropriate  at the time,  continue  to make its own  analysis  and

                                       52

decisions  in taking or not  taking  action  under this  Agreement  or any other
Facility Document. The Agent shall not be required to keep itself informed as to the  performance  or observance  by the Borrower of this  Agreement or any other
Facility  Document or any other  document  referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary, except as provided herein.  Except for notices,  reports and other documents and information  expressly  required  to be  furnished  to the  Banks  by the  Agent hereunder,  the Agent shall not have any duty or  responsibility  to provide any
Bank with any credit or other  information  concerning  the  affairs,  financial condition  or  business  of the  Borrower  or any  Subsidiary  (or any of  their
Affiliates)  which  may  come  into  the  possession  of  the  Agent  or of  its
Affiliates.  The Agent shall not be required to file this  Agreement,  any other
Facility  Document or any document or instrument  referred to herein or therein, for record or give notice of this Agreement,  any other Facility Document or any document  or  instrument  referred to herein or  therein,  to anyone.  The Banks acknowledge  that,  from time to time,  the  Borrower or its  Subsidiaries  have obtained or  participated  in mortgages or  contractual  arrangements  involving certain of the Banks and nothing  herein shall  prohibit or limit the ability of the Borrower or any of its Subsidiaries to obtain or participate in mortgages or enter into the contractual arrangements with any Bank in the future.

            SECTION  10.8 Failure of Agent to Act.  Except for action  expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder  unless it shall have  received  further
assurances   (which  may  include  cash   collateral)  of  the   indemnification
obligations  of the Banks under Section 11.5 in respect of any and all liability and expense  which may be incurred  by it by reason of taking or  continuing  to take any such action.

            SECTION  10.9  Resignation  or  Removal  of  Agent.  Subject  to the
appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving  written  notice  thereof at least 30 Banking  Days prior  thereto  to the Banks and the  Borrower,  the Agent may be removed at any time with cause by the  Required  Banks and the Agent may be removed at any time without  cause by the Required  Banks if with the prior  written  consent of the
Borrower;  provided  that the  Borrower  and the other  Banks  shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor  Agent.  If no successor  Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the
Required Banks' removal of the retiring  Agent,  then the retiring Agent may, on behalf of the Banks,  appoint a  successor  Agent,  which  shall be a Bank.  The
Required  Banks  or the  retiring  Agent,  as the case  may be,  shall  upon the appointment  of a Successor  Agent promptly so notify the Borrower and the other
Banks.  Upon the acceptance of any appointment as Agent hereunder by a successor
Agent,  such successor Agent shall  thereupon  succeed to and become vested with all the rights,  powers,  privileges and duties of the retiring  Agent,  and the retiring Agent shall be discharged  from its duties and  obligations  hereunder.
The retiring  Agent shall execute all documents or  instruments of assignment as shall be  necessary  to vest in the  successor  Agent all rights of the retiring
Agent hereunder.  After any retiring Agent's resignation or removal hereunder as
Agent,  the  provisions  of this  Article  11 shall  continue  in effect for its benefit in respect  of any  actions  taken or omitted to be taken by it while it was acting as the Agent.

                                       53

            SECTION 10.10 Amendments Concerning Agency Function. The Agent shall not be  bound by any  waiver,  amendment,  supplement  or  modification  of this
Agreement or any other Facility  Document which affects its duties  hereunder or thereunder unless it shall have given its prior consent thereto.

            SECTION  10.11  Liability  of Agent.  The  Agent  shall not have any liabilities or responsibilities to the Borrower on account of the failure of any
Bank to  perform  its  obligations  hereunder  or to any Bank on  account of the failure of the Borrower to perform its obligations  hereunder or under any other
Facility Document.

            SECTION 10.12  Transfer of Agency  Function.  Without the consent of the  Borrower  or any  Bank,  the  Agent  may at any  time or from  time to time transfer  its  functions  as  Agent  hereunder  to any of its  offices  wherever located,  provided  that the Agent shall  promptly  notify the  Borrower and the
Banks thereof.

            SECTION 10.13  Non-Receipt  of Funds by the Agent.  Unless the Agent
shall have been  notified by a Bank or the Borrower  (either one as  appropriate being  the  "Payor")  prior to the date on which  such  Bank is to make  payment hereunder  to the  Agent  of the  proceeds  of a  Revolving  Credit  Loan or the
Borrower  is to make  Payment  to the  Agent,  as the case may be  (either  such payment  being a "Required  Payment"),  which  notice  shall be  effective  upon receipt,  that the Payor  does not  intend to make the  Required  Payment to the
Agent,  the Agent may assume that the Required Payment has been made and may, in reliance  upon such  assumption  (but shall not be required to), make the amount thereof  available to the intended  recipient on such date and, if the Payor has not in fact made the  Required  Payment  to the  Agent,  the  recipient  of such payment  shall,  on demand,  repay to the Agent the amount made  available to it together with interest thereon for the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the Agent recovers such amount from a Bank) or equal to the rate of interest applicable to such  Revolving  Credit  Loan  (when the Agent  recovers  such  amount  from the
Borrower) and, if such recipient shall fail to make such payment  promptly,  the
Agent shall be entitled to recover such amount, on demand,  from the Payor, with interest as aforesaid.

            SECTION 10.14  Withholding  Taxes.  Each Bank  represents that it is entitled  to  receive  any  payments  to be made  to it  hereunder  without  the withholding of any tax and will furnish to the Agent such forms, certifications, statements  and other  documents  as the Agent may request  from time to time to evidence such Bank's  exemption  from the  withholding of any tax imposed by any jurisdiction  or to  enable  the  Agent to comply  with any  applicable  laws or regulations relating thereto.  Without limiting the effect of the foregoing,  if any Bank is not  created or  organized  under the laws of the  United  States of
America or any state  thereof,  in the event that the payment of interest by the
Borrower is treated for U.S.  income tax purposes as derived in whole or in part from sources from within the U.S.,  such Bank will furnish to the Agent, no less frequently  than  annually,  Form  4224 or Form  1001  of the  Internal  Revenue
Service,  or such other forms,  certifications,  statements or  documents,  duly executed and  completed by such Bank as evidence of such Bank's  exemption  from the  withholding  of U.S.  tax with  respect  thereto.  The  Agent  shall not be obligated  to make  any  payments  hereunder  to such  Bank  in  respect  of any
Revolving  Credit  Loan or such  Bank's  Commitment  until  such Bank shall have furnished to the Agent the requested form, certification, statement or document.

                                       54

            SECTION 10.15 Several  Obligations and Rights of Banks.  The failure of any  Bank to make  any  Revolving  Credit  Loan to be made by it on the  date specified  therefor  shall not relieve any other Bank of its  obligation to make its Revolving Credit Loan on such date, but no Bank shall be responsible for the failure of any other  Bank to make a  Revolving  Credit  Loan to be made by such other Bank.  The amounts  payable at any time  hereunder to each Bank shall be a separate and  independent  debt,  and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement,  and it shall not be necessary for any other Bank to be joined as an  additional  party in any  proceeding  for such purposes.

            SECTION 10.16 Pro Rata  Treatment of Revolving  Credit  Loans,  Etc.
Except to the extent  otherwise  provided:  (a) each  borrowing  under Article 2 shall be made from the Banks, each reduction or termination of the amount of the
Revolving Credit Commitments under Section 2.8 shall be applied to the Revolving
Credit  Commitments  of the Banks,  and each payment of the fees  referenced  in
Article 3, shall be made by and held for the  account of the Banks,  pro rata in accordance with their respective Commitment Proportions; (b) each prepayment and payment of principal  of or interest on  Revolving  Credit Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Bank's holding  Revolving  Credit Loans of such type and Interest  Period pro rata in accordance  with the  respective  unpaid  principal  amounts of such
Revolving Credit Loans of such Interest Period held by such Banks.

            SECTION  10.17  Sharing of  Payments  Among  Banks.  If a Bank shall obtain payment of any principal of or interest on any Revolving Credit Loan made by it through the exercise of any right of setoff, banker's lien,  counterclaim, or by any  other  means,  it shall  promptly  purchase  from the  other  Banks a participation  in the  Revolving  Credit  Loans made by the other  Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the  benefit of such  payment  (net of any expenses which may be incurred by such Bank in obtaining or preserving  such benefit) pro rata in  accordance  with the unpaid  principal and interest on the
Revolving  Credit  Loans held by each of them.  To such end the Banks shall make
appropriate   adjustments   among   themselves   (by  the  resale  of  any  such
participation  sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Bank so purchasing a participation in the  Revolving  Credit  Loans  made by other  Banks may  exercise  all rights of setoff,  banker's  lien,  counterclaim  or similar  rights with  respect to such participation.  Nothing  contained herein shall require any Bank to exercise any such  right or shall  affect the right of any Bank to  exercise,  and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

                                  ARTICLE 11.
                                 MISCELLANEOUS.

            SECTION 11.1 Amendments and Waivers.  Except as otherwise  expressly provided in this  Agreement,  any provision of this  Agreement may be amended or modified  only by an  instrument  in  writing  signed  by the  Borrower  and the
Required  Banks,  and any  provision  of this  Agreement  may be  waived  by the
Borrower and by an instrument  signed by the Required  Banks (if such  provision requires performance by the Borrower),  including, but not limited to, any Event

                                       55

of Default; provided that no amendment,  modification or waiver shall, unless by an  instrument  signed by all of the Banks:  (a) subject to the last sentence of this Section 12.1,  increase or extend the term, or extend the time or waive any requirement  for  the  reduction  or  termination  of or  otherwise  change  the
Commitment,  (b)  extend  the date  fixed for the  payment  of  principal  of or interest on any Revolving  Credit Loan,  (c) reduce the amount of any payment of principal  thereof or the rate at which  interest is payable  thereon or any fee payable hereunder, (d) alter the terms of this Section 12.1, (e) change the fees payable to any Bank except as expressly  otherwise  provided herein,  (f) permit the  Borrower,  or any of the  Guarantors,  to  transfer  or  assign  any of its obligations hereunder or under the Facility Documents,  (g) release the security interest  in and Lien on or the right to a security  interest  in and Lien,  any collateral  securing the Borrower's  obligations  thereunder,  or (h) change the definition of the term  "Required  Banks." No failure on the part of any Bank to exercise,  and no delay in exercising,  any right  hereunder  shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any  other  right.  The  remedies  herein  provided  are  cumulative  and not exclusive  of any  remedies  provided  by law.  Notwithstanding  anything to the contrary herein,  the Agent and the Borrower may increase the Total  Commitments to an amount up to $100,000,000, without the prior written consent of the Banks, provided  that any new Bank agrees to be subject to the terms and  conditions of this Agreement and the other Facility  Documents and no Bank's  Commitment shall be increased or decreased without their prior written consent. In addition, each
Bank  agrees to execute and deliver to the Agent any  documents  and  agreements that may be  reasonably  necessary in order to  effectuate  such increase in the
Total Commitment.

            SECTION 11.2 Usury. Anything herein to the contrary notwithstanding, the  Obligations  shall be subject to the  limitation  that payments of interest shall not be required to the extent that  receipt  thereof  would be contrary to provisions of law  applicable to a Bank limiting  rates of interest which may be charged or collected by such Bank.  If any of the  above-referenced  payments of interest,  together  with any other  charges  or fees  deemed  in the  nature of interest,  exceed the maximum legal rate, then the Banks shall have the right to make such  adjustments  as are necessary to reduce any such  aggregate  interest rate (based on the foregoing aggregate amount) to the maximum legal rate, and if any Bank ever receives,  collects or applies any such excess, it shall be deemed a partial  repayment of principal and treated as such;  and if principal is paid in full,  any remaining  excess shall be refunded to the Borrower.  The Borrower waives any right to prior notice of such  adjustment and further agrees that any such  adjustment may be made by the Banks  subsequent to  notification  from the
Borrower that such aggregate interest charged exceeds the maximum legal rate.

            SECTION  11.3  Expenses  and  Indemnification.  The  Borrower  shall reimburse  the Agent on demand for all  reasonable  costs,  expenses and charges incurred by the Agent in connection with the  preparation,  review and execution of, and any amendment,  supplement,  waiver or modification  to, this Agreement, the  Revolving  Credit  Notes or any  other  Facility  Documents,  and any other documents prepared in connection herewith or therewith,  and the consummation of the transactions contemplated hereby and thereby,  including without limitation, the reasonable fees and  disbursements  of Farrell Fritz,  P.C.,  counsel to the
Agent  provided,  that legal fees of the  Agent's  counsel  with  respect to the closing of the transactions contemplated by this Agreement, for the period on or prior to the Closing Date,  shall be limited to $45,000,  plus  disbursements of such counsel up to a cap of $20,000).  Without  limiting the  generality  of the

                                       56

foregoing,  the Borrower  shall pay all recording fees and charges and recording taxes  incurred by any of the Banks  hereunder  or in  connection  herewith.  In addition, the Borrower shall reimburse each Bank for all of its reasonable costs and expenses  incurred  from and after the  occurrence of an Event of Default in connection with the perfection,  protection,  enforcement or preservation of any rights under this  Agreement,  the Revolving  Credit Notes or the other Facility
Documents.  The  Borrower  agrees to  indemnify  each Bank and their  respective directors,  officers, employees,  representatives and agents from, and hold each of them harmless against, any and all losses,  liabilities,  claims,  damages or expenses of any kind  (including,  without  limitation,  the reasonable fees and expenses  of  counsel  for such  Person in  connection  with any  investigative, administrative  or  judicial  proceeding,  whether or not such  Person  shall be designated a party thereto)  incurred by any of them arising out of or by reason
of  any  investigation  or  litigation  or  other  proceedings   (including  any
threatened  investigation  or  litigation or other  proceedings)  relating to or arising out of this Agreement, any actual or proposed use by the Borrower of the proceeds of the  Revolving  Credit  Loans,  or to the failure of the Borrower to perform or observe any of the terms,  covenants or  conditions on its part to be performed  or  observed  under  this  Agreement  or  under  any of the  Facility
Documents.  The indemnity  provided in this Section shall not extend to any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Person to be indemnified.

            SECTION 11.4 Special Provisions Regarding Collateral. Simultaneously
with  the  execution  and  delivery  of this  Agreement,  the  Borrower  and the
Guarantors  have  deposited  with the Agent for the  benefit of the  Banks,  the
Assignments  duly  executed  and in  proper  form for  recording  in each of the jurisdictions where Eligible Properties are located. In addition,  the Operating
Companies  have  deposited  with the  Agent  for the  benefit  of the  Banks the
Security  Agreements,  together  with  UCC-I  financing  statements,  each  duly executed and in proper form for recording in each of the  jurisdictions in which the Operating Companies maintain assets. The Agent agrees to hold such documents and not to file or record such  documents  unless and until any Event of Default shall occur  hereunder.  The Agent further  agrees that upon the happening of an
Event of  Default  hereunder,  other  than an Event of  Default  referred  to in
Section 10.1 (e) hereof (in which case no notice shall be  required),  the Agent shall  give the  Borrower  fourteen  (14)  days'  prior  written  notice  before recording any of such  documents.  The costs incurred after the occurrence of an
Event of Default in connection  with  recording any such document shall be borne by the Borrower  whether or not any such  document is recorded by the Agent.  If any of the Assignments or financing  statements require amendment,  re-execution or any  revision  prior to being in a form  acceptable  to be recorded or if any other  documents or  agreements  are  required to be executed  and  delivered in connection therewith (including, without limitation,  non-disturbance agreements with respect to the properties involved),  the Borrower shall be responsible for all costs  incurred  from and after the  occurrence  of an Event of  Default  in connection  with such  amendment,  re-execution  or  revision or  execution  and delivery of additional documents required by the Agent and the Borrower shall do all  things  necessary  at the  request  of the  Agent in order to  permit  such documents to be prepared,  executed,  filed or recorded  whether or not any such documents are filed or recorded. Furthermore, upon the occurrence of an Event of
Default and the  expiration of such fourteen (14) day period (except in the case of an Event of Default under Section 10.1(e) hereof in which case no such notice

                                       57

shall be required),  and upon request of the Agent, the Borrower shall cause the
Operating  Companies  to do all things  necessary  or  required  to perfect  the
Agent's  liens upon any  inventory or other  collateral  located  outside of the
United States. To the extent that the Agent or any Bank incurs any of such costs in  connection  with the  foregoing  directly,  such costs be  reimbursed by the
Borrower on demand. The failure of the Agent to file any of the foregoing or the improper  filing  thereof shall not relieve the Borrower or any Guarantor of any
Obligations.

            SECTION 11.5 Survival. The obligations of the Borrower under Section
2.3(b),  Article 4 and Section 12.3 shall survive the repayment of the Revolving
Credit Loans and the Termination Date for a period  corresponding to the maximum applicable  statute of  limitations in effect in the State of New York from time to time.

            SECTION 11.6  Assignments;  Participation.  This Agreement  shall be binding  upon,  and shall inure to the benefit of Borrower,  the Banks and their respective  successors  and assigns,  except that the Borrower may not assign or transfer its rights or obligations hereunder.  Each Bank may sell participations in or,  with the prior  written  consent  of the  Borrower,  which  shall not be unreasonably  withheld and which shall not be required during the occurrence and continuance  of an Event of  Default,  assign  all or any part of any  Revolving
Credit Loan to another bank or other  entity,  in which event (a) in the case of an  assignment,  upon notice  thereof by the Bank to the Borrower,  the assignee shall  have,  to the  extent  of  such  assignment  (unless  otherwise  provided
therein),  the  same  rights,  benefits  and  obligations  (including,   without
limitation,  a  ratable  assumption  of  the  assigning  Bank's  Commitment  and
Commitment  Proportion  hereunder) as it would have if it were a Bank hereunder;
and (b) in the case of a  participation,  the  participant  shall have no rights under the  Facility  Documents  and all amounts  payable by the  Borrower  under
Articles  2 and 3  shall  be  determined  as if such  Bank  had  not  sold  such participation.  Such Bank may furnish any information concerning the Borrower in the  possession  of such Bank from time to time to  assignees  and  participants
(including  prospective  assignees  and  participants);  provided that such Bank shall require any such prospective assignee or such participant  (prospective or otherwise)  to  agree  in  writing  to  maintain  the  confidentiality  of  such
information.   There  shall  be  no  limit  on  the  number  of  assignments  or participants that may be granted by any Bank except that assignments shall be in minimum amounts of $5,000,000 and in integral  multiples of $1,000,000 in excess thereof.  Notwithstanding any such assignment, any rights and remedies available to the  Borrower  for any  breaches  by an  assigning  Bank  of its  obligations hereunder  while a Bank shall be preserved  after such  assignment and such Bank shall not be relieved of any liability to the Borrower due to such breach.  Each
Bank may at any time pledge all or any portion of its rights  under the Facility
Documents  including  any portion of the  Revolving  Credit Notes to any Federal
Reserve  Bank  organized  under  Section 4 of the Federal  Reserve  Act. No such pledge or enforcement  thereof shall release any Bank from its obligations under any of the Facility Documents.

            SECTION  11.7  Notices.  Unless the party to be  notified  otherwise notifies the other party in writing as provided in this  Section,  and except as otherwise provided in this Agreement,  notices shall be given to the Borrower by certified or registered  mail or by recognized  overnight  delivery  services to such party at its address on the signature page of this Agreement.  In addition, notices of borrowing  pursuant to Section 2.4 may be  delivered  by  telecopier, provided that such telecopied notices shall be confirmed by sending the original signed copy of such notice to the Banks by  certified or  registered  mail or by recognized overnight delivery services.  Initially, notice shall be delivered to each party  hereto at the  addresses  set forth on the  signature  page  hereof.

                                       58

Notices  shall be effective:  (a) if given by  registered or certified  mail, 72 hours after deposit in the mails with postage  prepaid,  addressed as aforesaid;
or (b) if given by recognized  overnight  delivery  service,  on the Banking Day following deposit with such service  addressed as aforesaid;  or (c) if given by telecopy,  when the telecopy is transmitted to the telecopy  number as aforesaid and confirmed with a confirmation receipt.

            SECTION 11.8 Setoff.  The Borrower  agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option without any prior notice to Borrower  (any such notice being  expressly  waived by the Borrower to the extent permitted by applicable law), to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any offices of such Bank or any of its Affiliates, in Dollars or in any other currency,  against  any amount  payable by the  Borrower to such Bank under this
Agreement  or such  Bank's  Revolving  Credit  Note  which is not paid  when due
(regardless  of whether such  balances are then due to the  Borrower),  in which case it shall promptly  notify the Borrower  thereof;  provided that such Bank's failure to give such notice shall not affect the validity  thereof.  ANY AND ALL
RIGHTS TO REQUIRE A BANK TO EXERCISE ITS RIGHTS OR REMEDIES  WITH RESPECT TO ANY
OTHER COLLATERAL THAT SECURES THE OBLIGATIONS OF THE BORROWER  HEREUNDER,  PRIOR
TO  EXERCISING  ITS  RIGHTS OF SETOFF  ARE  HEREBY  KNOWINGLY,  VOLUNTARILY  AND
IRREVOCABLY  WAIVED BY THE BORROWER.  Payments by the Borrower thereof hereunder shall be made without setoff or counterclaim.

            SECTION 11.9 Jurisdiction; Immunities.

            (a) THE BORROWER HEREBY  IRREVOCABLY  SUBMITS TO THE JURISDICTION OF
ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NASSAU OR
SUFFOLK  COUNTIES  OVER ANY ACTION OR  PROCEEDING  ARISING OUT OF OR RELATING TO
THIS AGREEMENT OR THE NOTES, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL
CLAIMS IN RESPECT OF SUCH ACTION OR  PROCEEDING  MAY BE HEARD AND  DETERMINED IN
SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER  IRREVOCABLY  CONSENTS TO THE
SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR  PROCEEDING  BY THE MAILING
(BY CERTIFIED OR REGISTERED  MAIL) COPIES OF SUCH PROCESS TO THE BORROWER AT THE
ADDRESS  SPECIFIED IN SECTION 12.7.  THE BORROWER  AGREES THAT A FINAL  JUDGMENT
(INCLUDING  ANY  APPLICABLE  APPEALS) IN ANY SUCH ACTION OR PROCEEDING  SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR
IN ANY OTHER MANNER  PROVIDED BY LAW. THE BORROWER  FURTHER WAIVES ANY OBJECTION
TO VENUE IN SUCH  STATE AND ANY  OBJECTION  TO AN ACTION OR  PROCEEDING  IN SUCH
STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY
ACTION OR  PROCEEDING  BROUGHT  AGAINST ANY BANK SHALL BE BROUGHT ON ONLY IN NEW
YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

                                       59

            (b)  EACH  OF  THE  BANKS  AND  THE  BORROWER  MUTUALLY,  KNOWINGLY,
VOLUNTARILY  WAIVE ANY RIGHT THEY MAY HAVE TO JURY  TRIAL  WITH  RESPECT TO THIS
AGREEMENT AND THE OTHER FACILITY  DOCUMENTS.  THIS WAIVER CONSTITUTES A MATERIAL
INDUCEMENT  FOR THE BANKS TO ENTER INTO THIS  AGREEMENT  AND MAKE THE  REVOLVING
CREDIT LOANS HEREUNDER.

            (c) NOTHING IN THIS  SECTION 12.9 SHALL AFFECT THE RIGHT OF ANY BANK
TO SERVE LEGAL PROCESS IN ANY OTHER MANNER  PERMITTED BY LAW OR AFFECT THE RIGHT
OF ANY BANK TO BRING ANY  ACTION OR  PROCEEDING  AGAINST  THE  BORROWER,  OR ITS
PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

            (d) TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY
IMMUNITY FROM  JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM
SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION,
EXECUTION  OR  OTHERWISE)  WITH  RESPECT  TO ITSELF OR ITS  PROPERTY,  IT HEREBY
IRREVOCABLY  WAIVES  SUCH  IMMUNITY  IN  RESPECT OF ITS  OBLIGATIONS  UNDER THIS
AGREEMENT AND THE NOTES.

            SECTION 11.10 Table of Contents; Headings. Any table of contents and the headings  and  captions  hereunder  are for  convenience  only and shall not affect the interpretation or construction of this Agreement.

            SECTION 11.11  Severability.  The  provisions of this  Agreement are intended to be  severable.  If for any reason any  provision  of this  Agreement shall be held invalid or unenforceable in whole or in part in any  jurisdiction, such provision shall, as to such  jurisdiction,  be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability  thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            SECTION 11.12  Counterparts.  This  Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument,  and any party hereto may execute this Agreement by signing any such counterpart.

            SECTION  11.13  Integration.  The Facility  Documents  set forth the
entire   agreement  among  the  parties  hereto  relating  to  the  transactions contemplated  thereby  and  supersede  any prior oral or written  statements  or agreements with respect to such transactions.

            SECTION 11.14  Governing Law. This  Agreement  shall be governed by, and  interpreted  and construed in accordance  with, the law of the State of New
York without giving effect to principles of conflict or choice of laws.

                                       60

            SECTION 11.15 Relief from Bankruptcy Stay. The Borrower agrees that, in the event that such Borrower,  any Guarantor or any of the persons or parties constituting  the  Borrower  or a Guarantor  shall (i) file with any  bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S.  Code, as amended  ("Bankruptcy  Code"),  (ii) be the subject of any order for relief issued under the Bankruptcy  Code, (iii) file or be the subject
of  any  petition   seeking  any   reorganization,   arrangement,   composition,
readjustment,  liquidation,  dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy,  insolvency, or other relief for  debtors,  (iv) have  sought or  consented  to or  acquiesced  in the appointment of any trustee, receiver,  conservator, or liquidator, or (v) be the
subject  of  any  judgment,   or  decree  entered  by  any  court  of  competent
jurisdiction approving a petition filed against such readjustment,  liquidation, dissolution,  or similar relief under any present or future federal or state act or law relating to  bankruptcy,  insolvency,  or relief for  debtors,  the Banks shall thereupon be entitled and the Borrower  irrevocably  consents to immediate and  unconditional  relief from  automatic stay by Section 362 of the Bankruptcy
Code,  or  otherwise  available  to the Banks as  provided  for  herein,  in the
Revolving  Credit  Notes,  other  Facility  Documents  delivered  in  connection herewith and as otherwise  provided by law, and the Borrower hereby  irrevocably waives any right to object to such relief and will not contest any motion by the
Banks seeking  relief from the automatic  stay -and the Borrower will  cooperate with the Banks, in any manner requested by the Banks, in their efforts to obtain relief from any such stay or other prohibition.

                         [next page is signature page]

                                       61

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their  respective  officers  thereunto duly  authorized as of the date first above written.

                                              UNITED CAPITAL CORP.

                                              By: /s/ Anthony J. Miceli
                                                  ------------------------------
                                              Name:   Anthony J.  Miceli
                                              Title:  Vice President

                                              Address for Notices:

                                                   United Capital Corp.
                                                   United Capital Building
                                                   9 Park Place
                                                   Great Neck, New York 11021
                                                   Telephone No.: (516) 466-6464
                                                   Telefax No.:   (516) 829-4301

                                       62

BANKS:

Commitment: $45,000,000            MANUFACTURERS & TRADERS TRUST COMPANY,
                                   as Agent and as a Bank

                                   By: /s/ Jason Lipiec
                                      ------------------------------------------
                                       Name:   Jason Lipiec
                                       Title:  Vice President

                                   Lending Office and Address for Notices:

                                         350 Park Avenue
                                         New York, New York 10022
                                         Attention: Jason Lipiec
                                         Telephone No.: 212-350-2472
                                         Telefax No.: 212-350-2112

Commitment: $10,000,000             COMMERCE BANK, N.A., as a Bank

                                    By: _______________________________
                                        Name:
                                        Title:

                                    Lending Office and Address for Notices:

                                          155 Pinelawn Road
                                          Suite 100 North
                                          Melville, New York 11747
                                          Attention: Janet Knipfing
                                          Telephone No.:  (631) 847-7264
                                          Telefax No.:    (631) 847-7277

Commitment: $10,000,000             SIGNATURE BANK, as a Bank

                                    By: /s/ Morris Danon
                                        ----------------------------------------
                                    Name:  Morris Danon
                                    Title: Group Director and Senior Vice President

                                    Lending Office and Address for Notices:

                                           1177 Avenue of the Americas
                                           New York, New York 10036
                                           Attention:  Kathy Collins
                                           Telephone No.:  (646) 822-1711
                                           Telefax No.:    (212) 782-2115

                                    duplicate advice to:

                                           1225 Franklin Avenue
                                           Garden City, New York 11530
                                           Attention: Morey Danon
                                           Telephone No.: (516) 408-5014
                                           Telefax No.:   (516) 408-5018

Commitment: $10,000,000             ISRAEL DISCOUNT BANK OF NEW YORK, as a Bank

                                    By: _______________________________
                                        Name:
                                        Title:

                                    By: _______________________________
                                        Name:
                                        Title:

                                    Lending Office and Address for Notices:

                                           511 Fifth Ave
                                           New York, New York 10017
                                           Attention: Fred Wilhelm
                                           Telephone No.: (212) 626-1240
                                           Telefax No.:   (212) 626-1239

Commitment: $5,000,000              BANK LEUMI USA, as a Bank

                                    By: _______________________________
                                        Name:
                                        Title:

                                    Lending Office and Address for Notices:

                                           562 Fifth Avenue
                                           New York, New York 10036
                                           Attention: Fred A. Wilhelm
                                           Telephone No.: (212) 626-1240
                                           Telefax No.: (212) 626-1239